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                                                                   EXHIBIT 10.10

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                          SECURITIES PURCHASE AGREEMENT





                                      AMONG





                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.





                    WELSH, CARSON, ANDERSON & STOWE VII, L.P.



                         WCAS CAPITAL PARTNERS III, L.P.



                              FFT PARTNERS I, L.P.




                                       AND




              THE SEVERAL OTHER PURCHASERS NAMED IN ANNEX I HERETO





                           DATED AS OF MARCH 27, 2000


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                                TABLE OF CONTENTS

                                                                           PAGE

I.    PURCHASE AND SALE OF SECURITIES

      SECTION 1.01  Issuance, Sale and Delivery of Securities
                    the Closing Date.......................................2
      SECTION 1.02  Closing Date...........................................2

I.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      SECTION 2.01  Organization, Qualifications and Corporate Power.......5
      SECTION 2.02  Authorization of Agreements, Etc.......................6
      SECTION 2.03  Validity...............................................6
      SECTION 2.04  Authorized Capital Stock...............................7
      SECTION 2.05  Governmental Approvals.................................7
      SECTION 2.06  Financial Statements...................................7
      SECTION 2.07  Events Subsequent to Date of Financial Statements......8
      SECTION 2.08  Actions Pending........................................8
      SECTION 2.09  Trade Secrets..........................................9
      SECTION 2.10  Taxes..................................................9
      SECTION 2.11  Other Agreements.......................................9
      SECTION 2.12  Title to Properties....................................9
      SECTION 2.13  Compliance with Laws, Etc..............................9
      SECTION 2.14  Affiliated Transactions................................9
      SECTION 2.15  Brokers' or Finders' Fees..............................9
      SECTION 2.16  Disclosure............................................10

III.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      SECTION 3.01  Authorization.........................................10
      SECTION 3.02  Validity..............................................10
      SECTION 3.03  Investment Representations............................11
      SECTION 3.04  Governmental Approvals................................12
      SECTION 3.05  Brokers' or Finders' Fees.............................12

III.  CONDITIONS PRECEDENT

      SECTION 4.01  Conditions Precedent to the Obligations of the
                    Purchasers............................................12
      SECTION 4.02  Conditions Precedent to the Obligations of the
                    Company...............................................14

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                                                                            PAGE
V.    COVENANTS

      SECTION 5.01  Financial Statements, Reports, Etc....................17
      SECTION 5.02  Rights of Inspection..................................18
      SECTION 5.03  Notice of Certain Events..............................18
      SECTION 5.04  Use of Proceeds.......................................19
      SECTION 5.05  Consents and Approva1s................................19
      SECTION 5.06  Compliance with Laws..................................19
      SECTION 5.07  Preemptive Rights.....................................19
      SECTION 5.08  Management Fee........................................20

VI.   MISCELLANEOUS

      SECTION 6.01  Expenses, Etc.........................................20
      SECTION 6.02  Survival of Agreements................................21
      SECTION 6.03  Parties in Interest...................................21
      SECTION 6.04  Notices...............................................21
      SECTION 6.05  Waiver of Prior Preemptive Rights.....................22
      SECTION 6.06  Entire Agreement; Modifications.......................22
      SECTION 6.07  Assignment............................................22
      SECTION 6.08  Counterparts..........................................22
      SECTION 6.09  Governing Law.........................................22

TESTIMONIUM

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                    INDEX TO EXHIBITS, ANNEXES AND SCHEDULES

EXHIBIT          DESCRIPTION

   A             Form of 10% Senior Subordinated Note
   B             Form of Amendment No. 6 to Amended and Restated
                 Registration Rights Agreement
   C             Form of Third Amended and Restated Stockholders
                 Agreement D
   D             Form of Certificate of Amendment to the
                 Certificate of Incorporation

ANNEX            DESCRIPTION

  I              Purchasers
 II              Shares Purchased

SCHEDULE         DESCRIPTION

 2.01(b)         Company Ownership of Stock or Other Interests
 2.04(a)         Ownership of Capital Stock of Company
 2.04(b)         Rights, Warrants, Options, Etc.
 2.05            Government Approvals
 2.06            Financial Statements
 2.07            Events Subsequent to Date of Financial Statements
 2.08            Actions Pending
 2.12            Title to Properties
 2.14            Affiliated Transactions
 2.15            Brokers' or Finders' Fee
 3.03(d)         Certain Purchasers
 3.05            Brokers' or Finders' Fee

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      SECURITIES PURCHASE AGREEMENT, dated as of March 27, 2000, among UNITED
SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), FFT PARTNERS I, L.P., a Delaware limited partnership, FFT EXECUTIVE PARTNERS I, L.P., a Delaware limited partnership (together with FFT Partners I, L.P., "FFT Partners"), WCAS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("WCAS CP III") and the several other purchasers named in Annex I hereto (such purchasers, WCAS VII, FFT Partners and WCAS CP III being hereinafter at times referred to individually as a "Purchaser" and collectively as the "Purchasers").

      WHEREAS, the Company is engaged in the business of owning and operating hospitals and/or surgical centers and acquiring additional hospitals and/or surgical centers and other businesses related thereto (collectively, the "Business");

      WHEREAS, the Company desires to sell to the Purchasers (other than WCAS CP
III) on the Closing Date (as hereinafter defined), and such Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth therein, an aggregate 20,000 shares of Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock") of the Company at a purchase price of $1, 000 per share;

      WHEREAS, the Company desires to sell to WCAS CP III on the Closing Date, and WCAS CP III desires to purchase from the Company, on the terms and subject to the conditions set forth therein, (i) a 10% Senior Subordinated Note substantially in the form attached hereto as Exhibit A (such note and any note issued in substitution therefor being hereinafter called a "Note") in the principal amount of $36,000,000 and (ii) an aggregate of 1,500,000 shares of Class A Common Stock, $.01 par value per share (the "Common Stock", and together with the Series C Preferred Stock, the "Shares"), of the Company; and

      WHEREAS, the Company has agreed to use the proceeds from the sale of the Securities all in order to finance the expansion of the Business through additional acquisitions or for certain operating expenses approved by the Board of Directors of the Company;

      WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Securities (as hereinafter defined), all on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

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                                    ARTICLE I


                        PURCHASE AND SALE OF SECURITITES


      SECTION 1.01 ISSUANCE. SALE AND DELIVERY OF SERIES C PREFERRED STOCK ON THE CLOSING DATE. (a) Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue, sell and deliver to each Purchaser (other than WCAS CP III), and each Purchaser (other than WCAS CP III) shall purchase from the Company the number of shares of Series C Preferred Stock set forth opposite the name of such Purchaser on Annex II hereto under the heading "Number of Series C Preferred Shares" at a purchase price of $1,000 per share. On the Closing Date, the Company shall issue a certificate or certificates in definitive form, registered in the name of each Purchaser (other than WCAS CP
III), evidencing the securities being purchased by each such Purchaser hereunder.

             (b) As payment in full for the shares of Series C Preferred Stock being purchased by each Purchaser (other than WCAS CP III) hereunder on the Closing Date, and against delivery thereof as aforesaid, on the Closing Date, each Purchaser (other than WCAS CP III) shall (i) pay to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, the amount set forth opposite the name of such Purchaser on Annex II hereto under the heading "Cash Purchase Price".

            SECTION 1.02 ISSUANCE SALE AND DELIVERY OF THE NOTE AND COMMON
STOCK TO WCAS CP III ON THE CLOSING DATE. (a) Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall issue, sell and deliver to WCAS CP III, and WCAS CP III shall purchase from the Company the Note and an aggregate 1,500,000 shares of Common Stock (said securities, together with the Shares and the Note, being hereinafter collectively called the "Securities"), for an aggregate purchase price of $36,000,000. On the Closing Date, the Company shall issue the Note and a certificate representing 1,500,000 shares of Common Stock, in each case registered in the name of WCAS CP III.

            (b) On the Closing Date, as payment in full for the Note and the shares of Common Stock being purchased by it, and against delivery of the Note and certificates for such shares of Common Stock as aforesaid, WCAS CP III shall pay to the Company $36,000,000 by wire transfer of immediately available funds to an account designated by the Company.

                    SECTION 1.03 CLOSING DATE. The closing of the sale and purchase of the Securities shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, at 10 a.m., New York time, on March 27, 2000, or at such other date and time as may be mutually agreed upon among the Purchasers and the Company (such closing being herein called the "Closing" and such date and time being herein called the "Closing Date").

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                                       II


                REPRESENT A TIONS AND W ARRANTIES OF THE COMPANY


            The Company represents and warrants to the Purchasers as follows:

            SECTION 2.01 ORGANIZATION QUALIFICATIONS AND CORPORATE POWER. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on its ability to carry on its business. The Company has the corporate power and authority to own and hold its properties, to carry on its business as currently conducted and to execute and deliver this Agreement, the Note, Amendment No. 6 to Amended and Restated Registration Rights Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement Amendment") among the Company and the several other parties named therein and the Third Amended and Restated Stockholders Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit D (the "Amended and Restated Stockholders Agreement") among the Company and the several other parties named therein, to perform its obligations under this Agreement, the Note, the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, and to issue, sell and deliver the Securities.


           (b) Except as set forth on Schedule 2.01(b) hereto, the acquisition of (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise, owned of record of beneficially, directly or indirectly, by the Company was duly approved by the Board of Directors of the Company.

            SECTION 2.02 AUTHORIZATION OF AGREEMENTS ETC.

            (a) Each of the execution and delivery by the Company of this Agreement, the Note, the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery by the Company of the Securities have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of the properties or assets of the Company is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien,charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or of any corporation, partnership, joint venture or other entity in which the Company

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owns, of record or beneficially, 50% or more of the voting interests of the same
(such an entity being hereinafter referred to individually as a "Subsidiary" and collectively as subsidiaries").

            (b) The Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock and Series C Preferred Stock, as the case may be. The issuance, sale and delivery of the Shares to the Purchasers (other than WCAS CP III) hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

            (c) The Conversion Shares (as hereinafter defined) have been duly authorized by the Company and, when issued upon the conversion of the Series C Preferred Stock, will be validly issued, fully paid and non-assessable shares of Common Stock (the "Conversion Shares"). The issuance, sale and delivery of the Conversion Shares to the Purchasers are not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

            SECTION 2.03 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Note, the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, when executed and delivered by the Company as provided in this Agreement, and when executed and delivered by the other parties hereto (if applicable), will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

          SECTION 2.04 AUTHORIZED CAPITAL STOCK.

          (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, $.01 par value, (ii) 30,000,000 shares of Class A Common Stock, (iii) 31,200 shares of Series A Redeemable Preferred Stock, (iv) 2,716 shares of Series B Convertible referred Stock, $.01 par value and (v) 20,000 shares of Series C Preferred Stock. All of the issued and outstanding shares of capital stock of the Company are owned of record as set forth on Schedule 2.04(a) hereto.

           (b) Except as contemplated by this Agreement, the Amended and Restated Stockholders Agreement dated as of April 30, 1998 among the Company and the several other parties named therein, as amended, the Company's Certificate of Incorporation or as set forth on Schedule 2.04(b) hereto, (i) no subscription, warrant, option, convertible security or other right

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(contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is no binding commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of the Company's capital stock, any evidences of indebtedness or assets, and (iii) the Company has no obligations (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

            SECTION 2.05 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, except as set forth on Schedule 2.05 hereto, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution and delivery of this Agreement, the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, the performance of this Agreement, the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, or the issuance, sale and delivery of the Securities, other than, if applicable, compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

            SECTION 2.06 FINANCIAL STATEMENTS. Attached hereto as Schedule 2.06 are (x) the audited balance sheet of the Company as of December 31, 1998, and the related statements of operations, stockholders' equity and cash flow of the Company for the year then ended, certified by KPMG Peat Marwick LLP, the independent public accountants retained by the Company and (y) the unaudited balance sheet of the Company as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flow of the Company for the year then ended. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the consolidated financial position of the Company as of the date of such financial statements and the results of its operations for the period then ended in accordance with generally accepted accounting principles. Except as reflected in said financial statements or as disclosed in writing to WCAS VII and FFT Partners, the Company had no material (individually or in the aggregate) obligations or liabilities, absolute, accrued or contingent, as of the date of such financial statements that would be required to be reflected on said financial statements. Since December 31, 1999 there has been no material adverse change in the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

            SECTION 2.07 EVENTS SUBSEQUENT TO DATE OF FINANCIAL STATEMENTS. Since December 31, 1999, and except as set forth on Schedule 2.07 hereto, the Company has not (i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent) that would be required to be disclosed on a balance sheet as of the date hereof prepared in accordance with generally accepted accounting principles, except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or paid any obligation or liability (absolute or contin-

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gent) other than current liabilities shown on such financial statements and current liabilities incurred since that date in the ordinary course of business,
(iv), declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet delinquent and payable, (vi) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business, (vii) acquired any material tangible assets or properties, except in the ordinary course of business, (viii) canceled or compromised any debts or claims, except in the ordinary course of business, (ix) sold, assigned or transferred any patents, trademarks, tradenames, or other intangible rights (or licenses thereto) or permitted any license, permit, or other form of authorization relating to such rights to lapse, (x) suffered any material losses, or waived any rights of material value, whether or not in the ordinary course of business, (xi) received notification of cancellation, or canceled or waived any rights which, individually or in the aggregate, are material with respect to any currently existing agreement, contract, right or understanding, (xii) made any changes in officer compensation, except for compensation attributed to newly hired officers and for changes made in the ordinary course of business and consistent with past practice or (xiii) entered into any transaction except in the ordinary course of business.

            SECTION 2.08 ACTIONS PENDING. Except as set forth on Schedule 2.08 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal, the outcome of which might reasonably be expected to result in any material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, except as set forth on Schedule 2.08 hereto, there does not exist any reasonable basis for any such action, suit, investigation or proceeding.

            SECTION 2.09 TRADE SECRETS. To the knowledge of the Company, (a) no third party has claimed that any person affiliated with the Company or any Subsidiary has violated any of the terms or conditions of his employment contract with such third party, or disclosed or utilized any trade secrets or proprietary information or documentation of such third party, or interfered in the employment relationship between such third party and any of its employees and (b) no person affiliated with the Company or any Subsidiary has employed any trade secrets or any information or documentation proprietary to any former employer.

            SECTION 2.10. TAXES. The Company and each Subsidiary, as applicable, has duly and timely filed or caused to be filed all Federal, state, local and foreign tax returns that have been required to be filed to date by it and has timely paid or caused to be timely paid all taxes or all assessments received by it to the extent that such taxes or assessments have become due.

            SECTION 2.11 OTHER AGREEMENTS. Neither the Company nor any Subsidiary is in default in any material respect in the performance, observance or fulfillment of any of the

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obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

            SECTION 2.12 TITLE TO PROPERTIES. Except as set forth on Schedule
2.12 hereto, the Company and each of its Subsidiaries owns its properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances.

            SECTION 2.13 COMPLIANCE WITH LAWS. ETC. (a) Each of the Company and its Subsidiaries has all material governmental licenses, franchises and permits for the conduct of its business as currently conducted (collectively, "Governmental Permits").

            (b) The business of the Company and each of its Subsidiaries is being conducted in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to their respective properties or applicable to their respective businesses, including without limitation the terms of all Governmental Permits and federal securities laws, other than minor non-compliance that can be cured at nominal cost without adversely affecting the business of the Company or any Subsidiary as it is currently conducted. Neither the Company nor any Subsidiary has received any notice of any alleged violation of any of the foregoing, nor is the Company aware of any basis for any such allegation.

            SECTION 2.14 AFFILIATED TRANSACTIONS. Except as contemplated by this Agreement, as set forth on Schedule 2.14 hereto or as disclosed to and approved by the Board of Directors of the Company, to the knowledge of the Company, no officer, director or stockholder of the Company or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

            SECTION 2.15 BROKERS' OR FINDERS' FEES. Except as set forth on
Schedule 2.15, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company with the Purchasers, without the intervention of any person on behalf of the Company in such a manner to give rise to any claim by any person for a finders' fee, brokerage commission or similar payment.

            SECTION 2.16 DISCLOSURE. Neither this Agreement nor the Schedules and Exhibits attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of circumstances under which made, not misleading.

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                                       III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

            Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

            SECTION 3.01 AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement, the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, if any, and the purchase and receipt by such Purchaser of the Securities being purchased by it hereunder have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government applicable to such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

            SECTION 3.02 VALIDITY. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, when executed and delivered by such Purchaser in accordance with this Agreement, and when executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

            SECTION 3.03 INVESTMENT REPRESENTATIONS. (a) Such Purchaser is acquiring the Securities for its own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable law.

            (b) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Amended and Restated Registration Rights Agreement dated as of April 30, 1998 among the Company and the several other parties named therein, as amended (the "Amended and Restated Registration Rights Agreement"), it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144

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under the Securities Act available to permit resale of the Securities Such
Purchaser will not pledge, transfer, conveyor otherwise dispose of any of the Securities, except in a transaction that is the subject of either (x) an effective registration statement under the Securities Act and any applicable state securities laws, or (y) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory, and may be relied on by the Company in making such determination), it being intended that the agreements with respect to the Securities contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Amended and Restated Registration Rights Agreement.

            (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment in the Securities being purchased by it for an indefinite period of time. Such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Securities and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

            (d) Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser (other than the Purchasers set forth on Schedule 3.03(d) hereto) is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to its purchase of the Securities, and that if such Purchaser is a partnership, it has not been formed solely for the purpose of purchasing the Securities it is purchasing hereunder (unless each of the partners of such partnership is an accredited investors).

            (e) Such Purchaser, to the extent that such Purchaser is subject to the Connecticut Uniform Securities Act, is an institutional buyer under ss.36b-21(b)(8) thereto.

            SECTION 3.04 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by such Purchaser for the valid execution, delivery and performance of this Agreement, the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment, other than, if applicable, compliance with the requirements of the HSR Act.

            SECTION 3.05 BROKERS' OR FINDERS' FEES. Except as set forth on
Schedule 3.05, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchasers with the Company, without the intervention of any person on behalf of the Purchasers in such a manner as to give rise to any claim by any person for a finders' fee, brokerage commission or similar payment.

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                                       IV

                              CONDITIONS PRECEDENT

            SECTION 4.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of each Purchaser hereunder are, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

            (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

            (c) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to such Purchaser and its counsel.

            (d) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

            (e) AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT AMENDMENT. Each of the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment shall have been executed and delivered by the Company and a sufficient number of parties to effect each such Agreement and Amendment.

            (f) CERTIFICATE OF AMENDMENT. The Certificate of Amendment to the Certificate of Incorporation of the Company substantially in the form of Exhibit E hereto shall have been duly adopted and shall have been duly filed with the Secretary of State of the State of Delaware and become legally effective.

            (g) OPINION OF COUNSEL. The Purchasers shall have received an opinion of Nossaman, Guthner, Knox & Elliott, LLP, in form and substance reasonably satisfactory to the Purchasers and their counsel.

            (h) SUPPORTING DOCUMENTS. WCAS VII (on behalf of the Purchases and its counsel shall have received copies of the following supporting documents:

            (i)(x) copies of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and (y) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary;

            (ii) a certificate of the Secretary or a Assistant Secretary of the Company dated the Closing Date and certifying (w) that attached thereto is true and complete copy of the By-laws of the Company as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement Amendment, the Amended and Restated Stockholders Agreement, the Note and the issuance, sale and delivery of the Securities, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (y) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(x) above; and (z) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement Amendment, the Amended and Restated Stockholders Agreement, the Note and the stock certificates representing the Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

            (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers of their counsel may reasonably request

            All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

            (i) CONSENTS; HSR ACT WAITING PERIOD. The Company shall have obtained all consents required to be obtained pursuant to Section 5.05 hereof. Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

            SECTION 4.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the Closing Date of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

            (b) PERFORMANCE. The Purchasers shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Closing Date.

            (c) ALL PROCEEDINGS TO BE SATISFACTORY. All proceedings to be taken by the Purchasers and any waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

            (d) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

            (e) AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, REGISTRATION RIGHTS AGREEMENT AMENDMENT. Each of the Amended and Restated Stockholders Agreement and the Registration Rights Agreement Amendment shall have been executed and delivered by a sufficient number of parties (other than the Company) to effect each such Agreement and Amendment.

                                        V

                                    COVENANTS

            SECTION 5.01 FINANCIAL STATEMENTS, REPORTS, ETC.

            The Company shall furnish to each of WCAS VII and FFT Partners, prior to the consummation of the Company's IPO and for so long as WCAS VII or FFT Partners, as applicable, shall hold at least 25% of the Securities (or securities into which such Securities are converted, exchanged or reclassified) purchased by WCAS VII or FFT Partners hereunder:

            (a) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations and retained earnings, changes in stockholders' equity and cash flows of the Company for the fiscal year then ended, together with supporting notes thereto, certified in accordance with generally accepted accounting principles, without qualification as to scope of audit, by a firm of independent public accountants of recognized national standing selected by the Company;

            (b) within 30 days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and the related consolidated statement of operations and retained earnings, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of operations and retained earnings to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

            (c) within 30 days prior to the beginning of each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed annual operating budget for the Company, including projected monthly income statements, cash flow statements during such fiscal year and a projected consolidated balance sheet as of the end of such fiscal year, and each monthly financial statement furnished pursuant to (b) above shall reflect variances from such operating budget, as the same may from time to time be revised; and

            (d) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company or any Subsidiary with the Securities and Exchange Commission.

            SECTION 5.02 RIGHTS OF INSPECTION. The Company shall, and shall cause its Subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof, the representatives, advisors and agents of WCAS VII (on behalf of the Purchasers) complete access at all reasonable times during normal business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish WCAS VII all financial, operating and other information and data that WCAS VII may reasonably request through such representatives, advisors or agents. At the request of WCAS VII, the Company shall promptly furnish to the Purchasers a copy of all material written correspondence, filings communications (or memoranda setting forth the substance thereof) between the Company or any of its officers, employees, representatives, advisors or agents and any governmental entity with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings that are necessary to the transactions contemplated by this Agreement. The Purchasers agree to keep confidential any confidential business information that may be provided to them by the Company pursuant to this Agreement, unless disclosure is required by law as advised by counsel.

            SECTION 5.03 NOTICE OF CERTAIN EVENTS. The Company shall give WCAS VII and FFT Partners prompt notice of (i) the occurrence, or failure to occur, of any event that the Company believes would be likely to (x) cause any of the representations or warranties of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof or
(y) cause any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect, (ii) any failure of the Company, or any officer, director, employee or agent thereof, to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any event of default under any agreement with respect to indebtedness for borrowed money or a purchase money obligation, and any event which, upon notice or lapse of time or both, would constitute such an event of default, that would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, (iv) any claim, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the ability of the Company to carry on its business substantially as now or then conducted, and which, in the case of each of the items set forth in clauses (i) through (iv) above, would be likely to have material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

            SECTION 5.04 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Securities hereunder for the acquisition of certain domestic or international surgical centers or hospitals (or assets relating thereto) and for general corporate or other purposes approved by WCAS VII.

            SECTION 5.05 CONSENTS AND APPROVALS. Prior to the Closing Date, the Company shall promptly apply for or otherwise seek and use its best efforts to obtain all authorizations, consents, waivers and approvals (whether by or from any person, entity, court or governmental agency or authority) as may be required in connection with the consummation of this Agreement and the transactions contemplated hereby. In addition, the Company shall pay any filing fees and expenses relating to compliance with the HSR Act in connection with any transaction to which the Company is a party, regardless of who may be deemed to be the "ultimate parent" of the Company (as such term is defined in the HSR
Act).

            SECTION 5.06 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

            SECTION 5.07 PREEMPTIVE RIGHTS. (a) Until such time as the Company has consummated an IPO, the Company hereby grants to each of the Purchasers and Donald Steen (collectively, the "Original Investors") the right to purchase such Original Investor's Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined). For the purposes of this
Section 5.07 , the following terms shall have the meanings set forth below:

                  "PROPORTIONATE PERCENTAGE" means, with respect to such
            Original Investor as of any date, the result (expressed as percentage) obtained by dividing (i) the number of shares of Class A Common Stock and Common Stock owned by such Original Investor as of such date (treating, for purposes of such calculation, each share of Series C Preferred Stock as the number of shares of Class A Common Stock issuable upon conversion thereof) by (ii) the total number of shares of Class A Common Stock and Common Stock outstanding as of such date (treating, for purposes of such calculation, each share of Series C Preferred Stock as the number of shares of Class A Common Stock issuable upon conversion thereof).


                  "ELIGIBLE OFFERING" means an offer by the Company to sell to investors (including any of the Original Investors) for cash, shares of capital stock of the Company, or any security convertible into or exchangeable for, or carrying rights or options to purchase, capital stock of the Company, other than an offering of securities by the
            Company:

                        (i) to its full-time employees, and/or officers and/or
                  directors and/or consultants and/or advisors of options to purchase shares of Common Stock in connection with or pursuant to the Company's Stock Option Plan as in effect from time to time;


                        (ii) in connection with the conversion or exercise of
                  outstanding securities of the Company;


                        (iii) in connection with any merger of, or acquisition
                  by, the Company; or


                        (iv) in an underwritten public offering of shares of
                  Common Stock registered under the Securities Act.

                  (b) The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to each of the Original Investors. Such notice shall specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive therefor. For a period often (10) days following the date of such notice, each of the Original Investors shall be entitled, by written notice to the Company, to elect to purchase all or any part of such Original Investor's Proportionate Percentage of the securities being sold in the Eligible Offering; PROVIDED, HOWEVER, that if two or more securities shall be proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. In the event that elections pursuant to this Section 5.07 shall not be made with respect to any securities included in an Eligible Offering within such ten (10) day period, then the Company may issue such securities to investors, but only for a consideration payable in cash not less than, and otherwise on no more favorable terms to the investors than, that set forth in the Company's notice and only within 180 days after the end of such ten (10) day period. In the event that any such offer is accepted by one or more Original Investors, on a mutually agreeable date not less than ten (10) business days following such acceptance, the Company shall sell to such Original Investors and such Original Investors shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that such Original Investors shall have elected to purchase.

            SECTION 5.08 MANAGEMENT FEE. At no time shall WCAS VII (or its partners) charge the Company for management or similar fees relating to its investment in the Company.



                                       VI

                                  MISCELLANEOUS

            SECTION 6.01 EXPENSES. ETC. The Company shall pay its own expenses. All fees and expenses of WCAS VII incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants or other advisors (i) shall be paid by the Company in the event that such transactions are consummated and (ii) shall be borne by the party incurring such expense in the event such transactions are not consummated. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, made as a result of any agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

            SECTION 6.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

            SECTION 6.03 PARTIES IN INTEREST. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

            SECTION 6.04 NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or by overnight courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

            if to the Company, to:

                        United Surgical Partners International, Inc.
                        17103 Preston Road Suite 190 North
                        Dallas, Texas 75248
                        Facsimile: 972-267-0084
                        Attention: Donald Steen
            with a copy to:

                        Nossaman, Guthner, Knox & Elliott, LLP
                        445 South Figueroa Street, 31st Floor
                        Los Angeles, CA 90071
                        Facsimile: 213-612-7801
                        Attention: Robert D. Mosher, Esq.

            if to any Purchaser, to such Purchaser at the address appearing on Annex I hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

            SECTION 6.05 WAIVER OF PRIOR PREEMPTIVE RIGHTS. Each of the Purchasers and Donald Steen hereby (i) waive their respective rights to purchase a proportionate percentage of the Shares as set forth in Section 5.07 of the Securities Purchase Agreement dated Apri1 30, 1998 (the "Apri1 1998 Agreement") among the Company, WCAS VII and the several other parties named therein and
Section 5.07 of the Securities Purchase Agreement dated October 26, 1998 (the "October 1998 Agreement") among the Company, WCAS VII, FFT Partners and the several other parties named therein and (ii) agree that Section 5.07 of this Agreement shall supercede Section 5.07 of each of the April 1998 Agreement and October 1998 Agreement in all respects.

            SECTION 6.06 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement (including the Exhibits, Annexes and Schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the party to be charged.

            SECTION 6.07 ASSIGNMENT. This Agreement may not be assigned by the Company or the Purchasers without the prior written consent of the Company and each of the Purchasers.

            SECTION 6.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but alJ of which together shall constitute one and the same instrument.

            SECTION 6.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                   UNITED SURGICAL PARTNERS
                                     INTERNATIONAL, INC.




                                   By /s/ DONALD STEEN
                                          Donald Steen
                                          Chief Executive Officer



                                   WCAS PURCHASERS:



                                   WELSH, CARSON, ANDERSON
                                     & STOWE VII, L.P .

                                   By WCAS VII Partners, L.L.C.
                                   General Partner




                                   By /s/ JONATHAN M. RATHER
                                          Jonathan M. Rather
                                          General Partner


                                   WCAS CAPITAL PARTNERS III, L.P.

                                   By WCAS CP III Associates, L.L.C.
                                   General Partner



                                    By /s/ JONATHAN M. RATHER
                                           Jonathan M. Rather
                                           General Partner

                                    WCAS HEALTHCARE PARTNERS, L.P.

                                    By WCAS HC Partners
                                    General Partner



                                    By /s/ JONATHAN M. RATHER
                                           Jonathan M. Rather
                                           Attorney-in-Fact

                                    Patrick J. Welsh
                                    Russell L. Carson
                                    Bruce K. Anderson
                                    Richard H. Stowe
                                    Andrew M. Paul
                                    Laura VanBuren
                                    Rudolph E. Rupert
                                    D. Scott Mackesy
                                    Thomas E. McInerney
                                    Robert A. Minicucci
                                    Anthony J. deNicola
                                    Paul B. Queally
                                    Sanjay Swani
                                    Sean Traynor



                                    /s/ JONATHAN M. RATHER
                                    By Jonathan M. Rather
                                    Attorney-in-Fact



                                    /s/ LAUREN MELKUS
                                        Lauren Melkus



                                    /s/ JONATHAN RATHER
                                        Jonathan Rather

                                    FFT PARTNERS I, L.P.

                                    By Ferrer Freeman Thompson & Co., LLC
                                    General Partner



                                    By /s/ CARLOS A. FERRER
                                    Name:  Carlos A. Ferrer
                                    Title: General Partner



                                    FFT EXECUTIVE PARTNERS I, L.P.

                                    By Ferrer Freeman Thompson & Co., LLC
                                    General Partner



                                    By /s/ CARLOS A. FERRER
                                    Name:  Carlos A. Ferrer
                                    Title: General Partner



Acknowledge and Agreed
as to Section 6.05


/s/ DONALD STEEN
    Donald Steen

                                    EXHIBIT A

                      Form of 10% Senior Subordinated Note

See Tab 2.

                     THIS NOTE HAS NOT BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED,
                          OR ANY STATE SECURITIES LAWS.
            NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST
             THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED
             OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN
            EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS
            RELATING THERETO OR (II) THE CORPORATION HAS RECEIVED AN
             OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND
                 SUBSTANCE TO THE CORPORATION, STATING THAT SUCH
                          REGISTRATION IS NOT REQUIRED.

           THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS
           DEFINED BY SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE
                OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS
                 PROVIDED PURSUANT TO THE INFORMATION REPORTING
             REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

           THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $30,750,000. THE
               AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $5,250,000
            ASSUMING ALL PAYMENTS OF PRINCIPAL ARE MADE AT MATURITY.
          THE ISSUE DATE OF THIS DEBT INSTRUMENT IS MARCH 27, 2000. THE
             PER ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS
                        12.61% COMPOUNDED SEMI-ANNUALLY.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                          10% Senior Subordinated Note
                               Due March 27, 2010
$36,000,000                                                       March 27, 2000

            UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to WCAS CAPITAL PARTNERS III, L.P., the principal sum of THIRTY SIX MILLION DOLLARS ($36,000,000) on March 27, 2010 (subject to applicable restrictions set forth in Section 12 hereof), and to pay interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 10% per annum, payable semi-annually in arrears on September 27 and March 27 of each year (each said day being an "Interest Payment Date"), commencing on September 27, 2000 and until the date the outstanding principal amount hereof shall have become due and payable in full, whether at maturity or by acceleration or otherwise. If the principal amount hereof shall not be paid when the same shall have become due and payable in full, whether at maturity or by acceleration or otherwise, then such overdue principal amount and (to the extent permitted by applicable law) any overdue interest shall thereupon bear interest at the rate of 12% per annum until paid in full.

            All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and shall be made at the offices of the person deemed the holder hereof in accordance with Section 4 below.

            On any Interest Payment Date on or after March 27, 2005, the Company shall also pay such amount of accrued original issue discount on this Note as shall be necessary to ensure that this Note shall not be considered an "applicable high yield discount obligation" within the meaning of Section 163(i) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. In the event that any such payment of accrued original issue discount occurs, the amount of principal payable on this Note shall be reduced to the extent necessary to ensure that the yield to maturity on this Note (determined as provided by Section 1272 of the Code and the regulations thereunder and computed by taking into account any such payment of accrued original issue discount pursuant to this paragraph) shall equal the yield to maturity on this Note (computed as though no payment of accrued original issue discount had been made under this paragraph). The Company and the holder hereof agree that the original issue discount characteristics of the Note reflected in the legend were determined in accordance with Treasury Regulation Section 1.1273-2(h)(1) and that they shall report the accrual of interest and original issue discount on the Note consistent with those determinations for all tax purposes.

            1. The Note. This Note is issued pursuant to and is subject to the terms and provisions of the Securities Purchase Agreement dated as of March 27, 2000 (the "Securities Purchase Agreement") among the Corporation, Welsh, Carson, Anderson and Stowe VII, L.P. ("WCAS VII"), WCAS Capital Partners III, L.P., FFT Capital Partners I, L.P. and the several other parties named therein. As used herein, the term "Note" or "Notes" includes all of the 10% Senior Subordinated Note or Notes due March 27, 2010 originally issued in connection with the Securities Purchase Agreement and any 10% Senior Subordinated Note or Notes due March 27, 2010 of the Corporation subsequently issued upon exchange or transfer thereof.

            2. Transfer, Etc. of Notes. The Corporation shall keep at its office or agency maintained as provided in paragraph (a) of Section 6 a register in which the Corporation shall provide for the registration of this Note and for the registration of transfer and exchange of this Note, The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Corporation maintained as provided in paragraph (a) of Section 6, and, without expense to such holder (except for transfer taxes, if any, imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request (which denominations shall be $100,000 or an integral multiple thereof, except for any balance which may be less than $100,000), dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder, This Note, when presented or surrendered for registration of transfer or exchange, shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

            3. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

            4. Persons Deemed Owners; Holders. The Corporation may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such
Note is registered as aforesaid at such time.

            5. Prepayments. The Corporation may prepay this Note as follows:

            (a) Mandatory Prepayment. Except as and to the extent expressly prohibited by applicable law, the Corporation shall prepay the principal amount, plus accrued and unpaid interest, of all Notes which shall then be outstanding, upon the consummation by the Corporation of an initial public offering of its Common Stock, $.01 par value, registered under the Securities Act of 1933, as amended. In case of the occurrence of any of the following (each a "Change of Control Event"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation as an entirety in a single transaction or in a series of related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than WCAS VII or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, the Corporation shall not later than 20 days prior to the effective date of any such Change of Control Event (the "Change of Control Event Date"), give notice thereof to the holder or holders of the Notes and, in the event that within 15 days after receipt of such notice, the holders of a majority of the outstanding aggregate principal amount of the Notes elect, by written notice to the Corporation, to have such Notes prepaid, the Corporation shall prepay 100% of the principal amount of the Notes, plus any accrued but unpaid interest as of the Change of Control Event Date, on or before such date.

            As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section l3(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation.

            (b) Optional Prepayment. Upon notice given as provided in Section 5(c), the Corporation may, at its option, prepay this Note without penalty, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $10,000. Any date on which the Corporation elects to prepay any of the Notes as provided in this subparagraph 5(b) and each date on which the Corporation shall be required to prepay the Notes as provide in subparagraph 5(a) above shall be referred to as a "Prepayment Date,"

            (c) Notice of Prepayment. Not less than 20 days prior to a Prepayment Date, written notice shall be given by registered or certified mail or by overnight courier to the holders of record of the Notes to be prepaid, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, specifying the dollar amount to be prepaid, the paragraph or paragraphs of this Note pursuant to which such prepayment shall be made, and the date of such prepayment, which date shall not be a day on which the banks of New York are required or authorized to be closed. Upon notice of prepayment being given as aforesaid, the Corporation covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the prepayment price determined in accordance with Section 5(a) or 5(b) hereof. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Corporation of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

            (d) Allocation of All Payments. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding principal amount of the Notes, the Corporation will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

            (e) Interest After Date Fixed for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Corporation shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein.

            (f) Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Corporation to execute and deliver at the expense of the Corporation (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

            6. Covenants. The Corporation covenants and agrees that, so long as this Note shall be outstanding:

            (a) Maintenance of Office. The Corporation will maintain an office or agency in such place in the United States of America as the Corporation may designate in writing to the registered holder hereof where this Note may be presented for registration of transfer and exchange as herein provided, where notices and demands to or upon the Corporation in respect of this Note may be served and where, at the option of the holder thereof, this Note may be presented for payment. Until the Corporation otherwise notifies the holder of this Note, said office shall be the principal office of the Corporation at 17103 Preston Road, Suite 190 North, Dallas, Texas 75248.

            (b) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate or partnership existence, rights and franchises of each of its subsidiaries; provided, however, that nothing in this paragraph (b) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation or
      (ii) the abandonment or termination of any rights or franchises of the Corporation, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) Of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate or partnership existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and is not disadvantageous in any material respect to the holder of this Note.

            (c) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 8 of this Note shall occur, or if any holder of the Notes shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; provided, however, that if such event, in the good faith judgment of the Corporation, will be cured within ten days after the Corporation has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of

      Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

            (d) Merger or Consolidation. Without limitation of the rights of the holder of this Note set forth in Section 5(a) hereof, if the Corporation shall effect a merger or consolidation in which it is not the surviving entity, then the Corporation shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Corporation's obligations under this Note, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Corporation's obligations under this Note.

            (e) Optional Prepayments of Debt. Other than with respect to Senior Indebtedness (as hereinafter defined), the Corporation will not make any optional prepayment of any indebtedness for borrowed money, prior to the repayment in full of this Note.

            7. Modification: Waiver. The Corporation may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation thereunder, and the observance by the Corporation of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, provided, however, that no such modification or waiver shall:

            (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

            (b) give any Note any preference over any other Note; or

            (c) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification.

            Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time outstanding.

            8. Events of Default. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:

            (a) default shall be made in the payment of the principal when and as the same shall become due and payable, whether on demand or at a date fixed for prepayment or by acceleration or otherwise; or

            (b) default shall be made in the payment of any installment of interest when and as the same shall become due and payable or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of 5 days; or

            (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Corporation to be observed or performed pursuant to the terms hereof and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

            (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due;

then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Corporation, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law, provided, however, that, upon the occurrence and during the continuance of any of the events specified in subsections (a) or (b) of this Section 8, the holder of any Note at the time outstanding may, at its option by notice in writing to the Corporation, declare any Note or Notes then held by it to be, and such Note or Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

            At any time after any declaration of acceleration has been made as provided in this Section 8, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

            Without limiting the foregoing, the Corporation hereby waives any right to trial by jury in any legal proceeding related in any way to this Note or the Notes and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Corporation hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court The Corporation further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in subsection (a) of Section 6 for purposes of notices hereunder.

            9. Suits for Enforcement. Subject to the provisions of Section 12 of this Note, in case any one or more of the Events of Default specified in Section 8 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

            In case of any default under this Note, the Corporation will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

            10. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            11. Remedies Not Waived. No course of dealing between the Corporation and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

            12. Subordination. (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent set forth in the following paragraphs (A),
(B), (C) and (D), to all Senior Indebtedness of the Corporation. "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law and including any loans made to the Corporation as a debtor in possession in any bankruptcy proceeding by any persons who were the holders of any Senior

Indebtedness on the date such bankruptcy proceeding was commenced) on all indebtedness to a bank or banks or other financial institutions for borrowed money and related fees and expenses now existing or hereinafter incurred which by its terms is not subordinated to any other indebtedness of the Corporation.

            (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in cash in full before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

            (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in cash in full.

            (C) No payment shall be made, directly or indirectly, on account of the Notes (i) upon maturity of any Senior Indebtedness obligation, by lapse of time, acceleration (unless waived), or otherwise, unless and until all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full and have terminated, or
      (ii) upon the happening of any default in payment of any principal of, premium, if any, or interest on or any other amounts payable in respect of Senior Indebtedness when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Senior Payment Default"), unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist.

            (D) Upon the happening of an event of default (other than described in clause (A), (B) or (C) above) with respect to any Senior Indebtedness permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it is otherwise due and payable (a "Nonmonetary Default"), upon the occurrence of (i) receipt by the holder of this Note of written notice from a holder of said Senior Indebtedness of a Nonmonetary Default (any such notice, a "Blockage Notice"), or (ii) if such Nonmonetary Default results from the acceleration of this Note, the date of such acceleration; then (x) the Corporation will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of this Note; (y) the holder of this Note will not accept from the Corporation any payment of any kind of or on account of this Note and (z) the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note, unless and until in each case described in clauses (x), (y) and (z) all such Senior Indebtedness shall have been paid in full; provided, however, that if such Nonmonetary Default shall have occurred and be continuing for a period (a "Blockage Period") commencing on the earlier of the date of receipt of such Blockage Notice or the date of the acceleration of this Note and ending 179 days thereafter (it being understood that not more than one Blockage

      Period may be commenced with respect to this Note during any period of 360 consecutive days), and during such Blockage Period (i) such Nonmonetary Default shall not have been cured or waived, (ii) the holder of such Senior Indebtedness shall not have made a demand for payment and commenced an action, suit or other proceeding against the Corporation and (iii) none of the events described in subsection (A) above shall have occurred, then (to the extent not otherwise prohibited by subsections (A), (B) or (C) above) the Corporation may, not less than 10 days after receipt by the holders of such Senior Indebtedness of written notice to such effect from the holder of this Note, make and the holder of this Note may accept from the Corporation all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

            (b) Subject to the payment in full in cash of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Corporation, it's creditors other than the holders of Senior Indebtedness, and the holders of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this
Section 12 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Indebtedness, it being understood that the provisions of this Section 12 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 12 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder thereof the principal thereof and interest thereon in accordance with its terms or prevent (except as otherwise specified therein) the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

            (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of this Note in contravention of any of the terms hereof or before all the Senior Indebtedness obligations have been paid in full in cash, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any such holder to endorse or assign any such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name.

            (d) The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to any holder of this Note, without incurring responsibility to, and without impairing or releasing any of the rights of the holders of Senior Indebtedness, or any of the obligations of the holder of this Note: (i) change the amount, manner, place, or terms of payment, or change or extend the time of payment of, or renew, alter, extend or otherwise modify Senior Indebtedness in any and all respects; (ii) release any party to the extent liable or otherwise obligated for Senior Indebtedness; and (iii) exercise or refrain from exercising any rights against the Corporation and others (including the holder of this Note).

            (e) No right of any holder of Senior Indebtedness to enforce the subordination as provided in this Section 12 shall at any time or in any way be prejudiced or impaired by any act or failure to act by the Corporation or by any noncompliance by the Corporation with the terms, provisions and covenants of this Note, regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

            13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

            14. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Delaware,

            15. Headings. The headings of the Sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

            IN WITNESS WHEREOF, UNITED SURGICAL PARTNERS INTERNATIONAL, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                        UNITED SURGICAL PARTNERS
                                        INTERNATIONAL, INC.


                                        By: ____________________________________
                                        Name:
                                        Title:

      IN WITNESS WHEREOF, UNITED SURGICAL PARTNERS INTERNATIONAL, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                        UNITED SURGICAL PARTNERS
                                        INTERNATIONAL, INC.


                                        By: ____________________________________
                                        Name:
                                        Title:

                                    EXHIBIT B

                 Form of Amendment No. 6 to Amended and Restated
                          Registration Rights Agreement

See Tab 3.

                                 AMENDMENT NO. 6

                                       TO

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

      AMENDMENT NO. 6 to the Amended and Restated Registration Rights Agreement, dated as of March 27, 2000 (the "Amendment"), among United Surgical Partners International, Inc., a Delaware corporation (the "Company'"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), FFT PARTNERS I, L.P., a Delaware limited partnership, FFT EXECUTIVE PARTNERS I, L.P., a Delaware limited partnership (together with FFT Partners I, L.P., "FFT Partners'"), WCAS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("WCAS CP III'") and the several other purchasers named in Annex I hereto (such purchasers, WCAS VII, FFT Partners and WCAS CP III being hereinafter at times referred to individually as a "Purchaser" and collectively as the "Purchasers"), amending the Amended and Restated Registration Rights Agreement dated as of April 30, 1998, as amended, among the Company and the several signatories thereto (the "Registration Rights Agreement"). All capitalized terms used and not defined herein shall have the meaning set forth in the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement'") among the Company and the several other parties named therein.

      On the date hereof, the Company and the Purchasers are consummating the transactions contemplated by the Securities Purchase Agreement pursuant to which the Company has agreed to sell to the Purchasers (other than WCAS CP III) an aggregate 20,000 shares of the Company's Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock") and has agreed to sell to WCAS CP III an aggregate 1,500,000 shares of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock").

      It is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and the parties hereto execute this Amendment.

      Pursuant to Section 13(d) of the Registration Rights Agreement, the Registration Rights Agreement is hereby amended as follows:

      1. Each Purchaser is hereby made a party to the Registration Rights Agreement with the same rights and obligations as a holder of "Restricted Stock" (with respect to the shares of Class A Common Stock and Series C Preferred Stock purchased by such individual pursuant to the Securities Purchase Agreement and the Class A Common Stock issued upon the conversion of the Series C Preferred Stock) as set forth in the Registration Rights Agreement.

      2. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed.

      3. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

      4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                        UNITED SURGICAL PARTNERS
                                        INTERNATIONAL, INC.

                                        By: ____________________________________
                                        Donald Steen
                                        Chief Executive

WELSH, CARSON, ANDERSON
   & STOWE VII, L.P.

By WCAS VII Partners, L.P.
General Partner

By: _______________________________
Jonathan M. Rather
General Partner


WCAS CAPITAL PARTNERS III, L.P.

By WCAS CP III Associates, L.L.C.
General Partner

By: _______________________________
Jonathan M. Rather
Attorney-in-Fact


WCAS HEALTHCARE PARTNERS, L.P.

By WCAS HC Partners
General Partner

By: _______________________________
Jonathan M. Rather
Attorney-in-Fact

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
Rudolph E. Rupert
D. Scott Mackesy
Robert A. Minicucci
Anthony J. deNicola
Paul B. Queally
Sanjay Swani
Sean Traynor


By: _______________________________
Jonathan M. Rather
Attorney-in-Fact


___________________________________
Lauren Melkus


___________________________________
Jonathan M. Rather

FFT PARTNERS I, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By: _______________________________
Name:
Title:


FFT EXECUTIVE PARTNERS I, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By: _______________________________
Name:
Title:

                                     ANNEX I

                                   PURCHASERS

Patrick J. Welsh

Russell L. Carson

Bruce K. Anderson

Richard H. Stowe

Andrew M. Paul

Thomas E. McInerney

Laura VanBuren

Robert A. Minicucci

Anthony deNicola

Paul B. Queally

Rudolph E. Rupert

D. Scott Mackesy

Lauren Melkus

Sanjay Swani

Jonathan Rather

Sean Traynor

                                    EXHIBIT C

            Form of Third Amended and Restated Stockholders Agreement

See Tab 4.

                           THIRD AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

      THIRD AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of ______________, 2000, by and among UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P. ("WCAS") and the several other stockholders named in Schedule I hereto (WCAS and such other stockholders being hereinafter at times referred to individually as a "Stockholder" and collectively as the "Stockholders").

      WHEREAS, the Company and the Stockholders are parties to that certain Second Amended and Restated Stockholders Agreement dated as of November 17, 1999 (the "Stockholders Agreement");

      WHEREAS, the Company and each of the Stockholders desire to amend and restate the Stockholders Agreement and to make certain arrangements among themselves with respect to the matters set forth herein;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Stockholders Agreement shall be amended and restated as follows:

      SECTION 1. Voting Agreement. (a) At each annual or special stockholders meeting called for such purpose, and whenever the stockholders of the Company act by written consent with respect to election of directors, each Stockholder agrees to vote or otherwise give such Stockholder's consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause the election to the Board of Directors of the Company of: (i) the Chief Executive Officer of the Company, which individual will initially be Donald Steen; (ii) for so long as FFT Partners I, L.P. and FFT Executive Partners I, L.P. (together, "FFT Partners") collectively maintain ownership of not less than 50% of the securities purchased by FFT Partners under the Securities Purchase Agreement dated as of October 26, 1998 among the Company and the several other parties named therein (or securities into which such securities are converted, exchanged or reclassified), one individual designated by FFT Partners and which individual shall be acceptable to WCAS in its reasonable discretion. Such individual shall be appointed to the Board of Directors on or before October 30, 1998 and Carlos Ferrer shall be FFT Partners' initial designee; and (iii) for so long as Baylor Health Services ("Baylor") and entities to which Baylor may transfer its membership interest in Texas Health Ventures Group L.L.C. ("THVGI") under Section 4.1(a) of the Second Amended and Restated Regulations of THVGI dated as of June 1, 1999 (each such entity being a "Permitted Baylor Transferee"), collectively maintain ownership of not less than 50% of the outstanding principal of the Convertible Subordinated Promissory Note (the "Note") issued to Baylor under the Contribution and Purchase Agreement dated as of May 11, 1999 among Baylor and the several other parties named therein (or 50% of the aggregate securities into which the Note, directly or indirectly, is converted, exchanged or reclassified), one individual designated by Baylor who is an officer of Baylor Health Care

System at or above the level of senior vice president. Such individual shall be appointed to the Board of Directors on or before June 2, 1999 and Boone Powell shall be Baylor's initial designee.

            (b) The Board of Directors shall meet on at least a quarterly basis unless otherwise agreed by the Board. The Company will reimburse all such directors for travel expenses reasonably incurred in connection with attending meetings of the Board.

      SECTION 2. Investor Transfer Restrictions. (a) Each of the Stockholders listed on Schedule I hereto under the heading "Investors" (the "Investors") shall be entitled at any time to transfer (x) the shares of capital stock of the Company owned by such Investor by will or by the laws of descent and distribution, (y) up to 10% of the shares of capital stock of the Company owned by such Investor by gift to such Investor's spouse, lineal descendants, parents or siblings (or to a trust for the benefit of any of the foregoing) or (z) in the case of Baylor, the shares of capital stock of the Company owned by Baylor to any Permitted Baylor Transferee; provided that any such transferee shall agree in writing with the Company to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be an Investor for purposes of this Agreement. Except for such transfers by will or by the laws of descent and distribution or by gift as described in clauses (x) and (y) above or such transfers to a Permitted Baylor Transferee as described in clause (z) above, each Investor shall not be entitled to sell, pledge or otherwise transfer shares of capital stock of the Company unless such Investor complies with the provisions of Sections 3 and 4 below.

      SECTION 3. Right of First Refusal. Subject to the provisions of Section 2 above, an Investor (a "Selling Investor" for purposes of this Section 3) may sell for cash all or any portion of the capital stock of the Company held by him (whether now or hereafter acquired) at any time, pursuant to a bona fide offer from a third party, subject to such Selling Investor's compliance with the following provisions:

            (a) The Selling Investor shall promptly deliver a notice of intention to sell (a "Sale Notice") to the Company setting forth in reasonable detail the capital stock of the Company to be sold (the "Subject Securities"), the identity of the proposed purchaser and the proposed purchase price and terms of sale (including a copy of any written offer or indication of interest).

            (b) Upon receipt of a Sale Notice from the Selling Investor, the Company shall have the first right and option to elect to purchase at the price and on the terms stated in the Sale Notice, all or part of the number of the Subject Securities. In the event that the Company shall elect to purchase all or part of the Subject Securities, the Company shall so notify the Selling Investor within 20 days (the "Company Option Period") after the receipt by the Company of the Sale Notice. Any such election shall be made by written notice (a "Company Notice of Election") to the Selling Investor.

            (c) If the Company Notice of Election with respect to the Subject Securities shall have been received as aforesaid by the Selling Investor, the Selling Investor shall sell such Subject Securities to the Company at the price and on the terms stated in the Sale Notice. The closing of such sale of Subject Securities shall take place at the offices of the Company no later than 20 days following the expiration of the Company Option Period (or upon the expiration of such longer period if required by law), or such other place and earlier date as may be agreed by all parties to the transaction. At such closing the Selling Investor shall deliver a certificate or certificates for the Subject Securities to be sold, accompanied by stock powers with signatures guaranteed and all necessary stock transfer stamps affixed, against receipt of the purchase price therefor by certified or official bank check in New York Clearing House Funds or by wire transfer of immediately available funds.

            (d) Any Subject Securities not sold pursuant to the provisions of this Section 3 may be sold (in compliance with Section 4 below) to the person identified in the related Sale Notice for a period of 60 days following the expiration of the Company Option Period or to any person or persons at a price not lower than the price specified in the Sale Notice and on other terms not materially more favorable to the purchaser than those specified in the Sale Notice. Any Subject Securities not sold by such 60th day shall again be subject to the restrictions contained in this Agreement.

      SECTION 4. Right of Co-Sale. Any Stockholder (for purposes of this Section 4, a "Selling Stockholder"), subject to compliance with the provisions of Sections 2 and 3 above (if applicable), may sell all or any portion of the Class A Common Stock held by him (whether now or hereafter acquired), subject to such Stockholder's compliance with the following provisions:

            (a) Such Selling Stockholder shall promptly deliver a notice of intention to sell (a "Co-Sale Notice") to the Company and to each Stockholder setting forth the number of shares of Class A Common Stock to be sold (the "Co-Sale Securities") and the proposed purchase price and terms of sale, except that no Co-Sale Notice need be given by any Selling Stockholder exercising any right to sell securities in response to a Co-Sale Notice delivered pursuant to this paragraph (a). Upon receipt of the Co-Sale Notice, each Stockholder shall have the right and option to elect to sell, at the price and on the terms stated in the Co-Sale Notice, all or part of that number of shares of Class A Common Stock which is equal to the product obtained by multiplying (i) the aggregate number of shares of Class A Common Stock covered by the proposed sale by (ii) a fraction, the numerator of which is the number of shares of Class A Common Stock at the time owned by such Stockholder and the denominator of which is the number of shares of Class A Common Stock at the time owned by all the Stockholders. Any such election shall be made by written notice (a "Co-Sale Notice of Election") to the Selling Stockholder and the Company within 10 business days after receipt by such Stockholder of the Co-Sale Notice. Thereupon, the Selling Stockholder shall not sell any of the Co-Sale Securities (i) except at the price and on the terms stated in its Co-Sale Notice and (ii) if a Stockholder shall have delivered a Co-Sale Notice of Election in respect thereof as aforesaid, unless such Stockholder shall have been afforded the opportunity to sell the shares in respect of which such Co-Sale Notice of Election shall have been delivered, at said price and on said terms.

            (b) Any Co-Sale Securities not sold pursuant to the provisions of
(a) above shall again be subject to the restrictions contained in this Agreement and shall not thereafter be sold, except in compliance with the applicable provisions of this Agreement.

            (c) Upon electing to participate in a proposed sale pursuant to paragraph (a) above, each Stockholder (i) shall deliver to the Company, as its agent, for transfer to the proposed acquiror, one or more certificates, duly endorsed for transfer or accompanied by stock transfer powers duly endorsed for transfer, with all stock transfer taxes paid and stamps affixed, which represent the number of shares of Class A Common Stock that such Stockholder shall have so elected to sell and
(ii) shall not be subject to Sections 2 and 3 hereof, if applicable.

            (d) The stock certificate or certificates delivered by each Stockholder to the Company pursuant to paragraph (c) above shall be transferred by the Company to the acquiror in consummation of the sale of the Class A Common Stock pursuant to the terms and conditions specified in the Co-Sale Notice, and the Company shall promptly thereafter remit to such Stockholder that portion of the proceeds to which such Stockholder is entitled by reason of such participation.

            (e) Notwithstanding the foregoing references in this Section 4 to shares of Class A Common Stock, if all of the shares of the Company's Class A Common Stock have been converted into shares of the Company's Common Stock, $.01 par value ("Common Stock"), pursuant to subparagraph 3B of Section II of Article IV of the Company's Certificate of Incorporation, as amended, then this Section 4 shall be applicable in its entirety to sales of such shares of Common Stock.

      SECTION 5. Legend on Stock Certificates. Each certificate representing shares of capital stock purchased by any Stockholder or issued in exchange of or upon conversion of any of the securities purchased thereby shall conspicuously bear the following legend until such time as the shares represented thereby are no longer subject to the provisions hereof

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, DATED AS OF APRIL 30, 1998, AS AMENDED, AMONG THE ISSUER AND THE OTHER PARTIES THERETO. COPIES MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY."

      The Company covenants that it shall keep a copy of this Agreement on file at the address listed in Section 11 for the purpose of furnishing copies to the holders of record of shares of capital stock of the Company.

      SECTION 6. Duration of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the tenth anniversary of the date hereof, (ii) the consummation of an initial public offering registered under the Securities Act of 1933, as amended, of shares of Common Stock, par value $.01, of the Company,
(iii) the consummation of any sale, transfer or other disposition of all or substantially all the capital stock or assets of the Company for cash, or (iv) with respect to any Stockholder, the date on which such Stockholder no longer owns any shares of capital stock of the Company.

      SECTION 7. Representations and Warranties. Each Stockholder represents and warrants to the Company and the other Stockholders as follows:

            (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of its or his properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder.

            (b) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

      SECTION 8. Headings. Headings of articles, sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

      SECTION 9. Severabilitv. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

      SECTION 10. Benefits of Agreement. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Subject to compliance with the terms of this Agreement, each Stockholder shall have the right to assign its interests hereunder to any transferee of the capital stock of the Company; provided that such transferee shall agree in writing with the parties hereto to be bound by, and to comply with, all applicable provisions of this Agreement and to be deemed to be a Stockholder for purposes of this Agreement.

      SECTION 11. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

            (1)   if to the Company, to:

                  United Surgical Partners International, Inc.
                  17103 Preston Road
                  Suite 200 North
                  Dallas, TX 75248
                  Facsimile: 972-267-0084
                  Attention: Chief Executive Officer

            (2) if to any other Stockholder, to the address of such Stockholder appearing in Schedule I hereto;

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

      SECTION 12. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof may be modified, changed, discharged or terminated except by an instrument in writing signed by the Company, WCAS, FFT Partners and the holders of the majority of the aggregate voting power of shares of capital stock (on an as-converted basis) of the Company held by the Management Stockholders; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of capital stock of the Company the consent of the holders of which is required under this Section 12; provided further, that no such amendment or modification shall be effective without Baylor's consent if such amendment or modification affects Baylor any differently than it affects other holders of Investor Shares. Notwithstanding the foregoing, the Company may amend this Agreement without the consent of the Stockholders solely to add stockholders to Schedule I hereto (which stockholders shall be included in the definition of "Investors" hereunder).

      SECTION 13. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 14. Governing Law. This Agreement shall be governed by, enforceable under, and construed in accordance with the laws of the State of Delaware.

                            [Signature pages follow]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year above written.

                                        UNITED SURGICAL PARTNERS
                                        INTERNATIONAL, INC.


                                        By:_____________________________________
                                                 Donald Steen
                                                 Chief Executive Officer

                                        MANAGEMENT STOCKHOLDERS


                                        ________________________________________
                                        Donald Steen


                                        ________________________________________
                                        Sue Shelley


                                        ________________________________________
                                        Laurie Hogue


                                        ________________________________________
                                        Michael Crews

                                        ________________________________________
                                        William Wilcox (with respect to all
                                        shares of capital stock acquired after
                                        June 26, 1998)

                                        ________________________________________
                                        Jeffrey Stockard (with respect to all
                                        shares of capital stock acquired after
                                        July 31, 1998)

                                        FFT PARTNERS I, L.P.

                                        By: Ferrer Freeman Thompson & Co., LLC
                                            General Partner

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        FFT EXECUTIVE PARTNERS I, L.P.

                                        By: Ferrer Freeman Thompson & Co., LLC
                                            General Partner

                                        By:_____________________________________
                                        Name:
                                        Title:

                                        ________________________________________
                                        M. ROBERT KNAPP TRUST

                                        ________________________________________
                                        M. Robert Knapp, Trustee

                                        ________________________________________
                                        Elizabeth W. Knapp, Trustee


                                        CALVER FUND, INC.

                                        By:_____________________________________
                                            Neil R. Anderson, President

                                        ________________________________________
                                        James Ken Newman CGJR/MF
                                        III, L.P.

                                        NGKE/USPI PARTNERS

                                        By:_____________________________________
                                            Robert Mosher, Managing Partner


                                        L & W CO.

                                        By:_____________________________________
                                            Daniel R. Coleman, Vice-President &
                                            Trust Officer

                                        ________________________________________
                                        Norman Brownstein


                                        RIVID LLC

                                        By:_____________________________________
                                            David Vandewater, Manager

                                        ________________________________________
                                        Paul Whitman


                                        CGJR II, L.P.

                                        By: CGJR Capital Management, Inc.,
                                            General Partner

                                        By:_____________________________________
                                            Christopher Grand, Jr., President


                                        CGJR/MF III, L.P.

                                        By:  CGJR Capital Management, Inc.,
                                            General Partner

                                        By:_____________________________________
                                            Christopher Grand, Jr., President

                                        ________________________________________
                                        Patrick McMullan

                                        ________________________________________
                                        Craig Callen

                                        ________________________________________
                                        Lawrence Lavine

                                        ________________________________________
                                        David Dennis

                                        ________________________________________
                                        Michael R. Nicolais
                                        Tenants in Common with Michael R.
                                        Nicolais

                                        ________________________________________
                                        Jane L. Nicolais
                                        Tenants in Common with Michael R.
                                        Nicolais

                                        ________________________________________
                                        Tom C. Davis

                                        ________________________________________
                                        Edward W. Karrels

                                        ________________________________________
                                        Michael W. Barton

                                        ________________________________________
                                        Alice J. Charron

                                        ________________________________________
                                        Charles Morton

                                        ________________________________________
                                        Charles McKay

                                        ________________________________________
                                        David Gaw

                                        ________________________________________
                                        Sandra Holshouser

                                        ________________________________________
                                        Tucker Taylor

                                        ________________________________________
                                        Alyce Craddock

                                        ________________________________________
                                        Greg Koonsman

                                        ________________________________________
                                        Jon O'Sullivan

                                        ________________________________________
                                        Michael Bingham

                                        ________________________________________
                                        Ronald W. Disney


                                        BAYLOR HEALTH CARE SYSTEM FOUNDATION

                                        By:_____________________________________
                                        Name____________________________________
                                        Title___________________________________

                                       WCAS STOCKHOLDERS:

                                       WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                                       By: WCAS VII Partners, L.P.
                                           General Partner

                                       By:______________________________________
                                           Johnathan M. Rather
                                           General Partner


                                       WCAS CAPITAL PARTNERS III, L.P.
                                       By: WCAS CP III Associates, L.L.C.
                                           General Partner

                                       By:______________________________________
                                           Johnathan M. Rather
                                           General Partner


                                       WCAS HEALTHCARE PARTNERS, L.P.
                                       By: WCAS HC Partners
                                           General Partner

                                       By:______________________________________
                                           Johnathan M. Rather
                                           Attorney-in-Fact

                                       Patrick J. Welsh
                                       Russell L. Carson
                                       Bruce K. Anderson
                                       Richard H. Stowe
                                       Andrew M. Paul
                                       Rudolph E. Rupert
                                       Laura VanBuren
                                       Thomas E. McInerney
                                       D. Scott Mackesy
                                       Robert A. Minicucci
                                       Anthony J. deNicola
                                       Paul B. Queally
                                       Sanjay Swani
                                       Sean Traynor

                                       By:______________________________________
                                           Johnathan M. Rather
                                           Attorney-In-Fact

                                        ________________________________________
                                        Lauren Melkus

                                        ________________________________________
                                        Johnathan Rather

                            SCHEDULE I - STOCKHOLDERS

1.    Investors

      a.    Management Stockholders

      Donald Steen
      Sue Shelley
      Laurie Hogue
      Michael Crews
      William Wilcox (with respect to all shares of capital stock acquired after June 26, 1998)
      Jeffrey Stockard (with respect to all shares of capital stock acquired after July 31, 1998)

      c/o United Surgical Partners
           International, Inc.
      17103 Preston Road
      Suite 200 North
      Dallas, TX  75248
      Facsimile: 972-267-0084
      b.

      FFT Partners I, L.P.
      FFT Executive Partners I, L.P.

      c/o Ferrer Freeman
      Thompson & Co., LLC
      10 Glenville Street,
      Greenwich, CT 06831
      Facsimile: 203-532-8416

      M. Robert Knapp Trust
      Calver Fund, Inc.
      James Ken Newman
      NGKE/USPI Partners
      L & W Co.
      Norman Brownstein
      Rivid LLC
      Paul Whitman
      CGJR II, L.P.
      CGJRIMF III, L.P.
      Patrick Mcullan
      Craig Callen
      Lawrence Lavine
      David Dennis
      Michael R. & Jane L. Nicolais
      Tom C. Davis
      William Wilcox (with respect to the share of Class A Common Stock acquired on June 26, 1998)
      Edward W. Karrels
      Michael W. Barton
      Alice J. Charron
      Charles Morton
      Charles McKay
      David Gaw
      Sandra Holshouser
      Jeffrey Stockard (with respect to the share of Class A Common Stock acquired on July 31, 1998)
      Tucker Taylor
      Alyce Craddock
      Greg Koonsman
      Jon O'Sullivan
      Michael Bingham
      Ronald W. Disney

      Baylor HealthCare System Foundation
      3500 Gaston Avenue
      Dallas, Texas 75246
      Attention; Timothy M. Parris, Chief Financial Officer
      Facsimile: (214) 855-8840

2.    WCAS Stockholders

      Welsh, Carson, Anderson
            & Stowe VII, L.P.
      WCAS Healthcare
            Partners, L.P.
      WCAS Capital Partners III, L.P.
      Patrick J. Welsh
      Russell L. Carson
      Bruce K. Anderson
      Richard H. Stowe
      Andrew M. Paul
      Thomas E. McInerney
      Laura VanBuren
      Robert A. Minicucci
      Anthony deNicola
      Paul B. Queally
      Rudolph E. Rupert
      D. Scott Maskesy
      Lauren Melkus
      Sanjay Swani
      Jonathan Rather
      Sean Traynor

      c/o Welsh, Carson, Anderson
            & Stowe
      320 Park Avenue - Suite 2500
      New York, NY 10022-9500
      Facsimile: 212-893-9575

                                    EXHIBIT D

      Form of Certificate of Amendment to the Certificate of Incorporation

See Tab 6.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/01/2000
                                                              01279037 - 2865387

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

================================================================================

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

================================================================================

      UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: that the following resolutions were duly adopted by unanimous written consent of the Board of Directors of the Corporation, setting forth proposed amendments to the Certificate of Incorporation of the Corporation; determining that the capital of the Corporation will not be decreased on account of such amendments; and declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the corporation for their approval. The resolutions are as follows:

            "RESOLVED, that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which (i) the authorized capital stock of the Corporation shall be changed from 70,033,916 shares, consisting of 30,000,000 shares of Class A Common Stock, $.01 par value, 40,000,000 shares of Common Stock, $.01 par value, 31,200 Series A Redeemable Preferred Stock, $.01 par value, 2,716 shares of Series B Convertible Preferred Stock, $.01 par value, to 70,053,916 shares, consisting of 30,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), 40,000,000 shares of Common Stock, $01 par value ("Common Stock"), 31,200 shares of Series A Redeemable Preferred Stock, $.01 par value ("Series A Preferred Stock") 2,716 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock"), and 20,000 shares of Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock", together with the Series B Preferred Stock, the "Convertible Preferred Stock") (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock being collectively referred to as the "Preferred Stock"), and (ii) the relative voting, dividend, liquidation, redemption and other rights, and qualifications, limitations and restrictions thereof, in respect of said Preferred Stock, Class A Common Stock and Common Stock shall be restated; and, in connection with such changes, Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

            FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 70,053,916 shares, consisting of 31,200 shares of Series A Redeemable Preferred Stock, $.01 par value ("Series A Preferred Stock"), 2,716 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock") and 20,000 shares of Series C Convertible Preferred Stock, $.01 par value ("Series C Preferred Stock") (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock being collectively referred to herein as the "Preferred Stock"), 30,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock") and 40,000,000 shares of Common Stock, $.01 par value ("Common Stock").

            All cross-references is each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

            The following is a statement of the designations, and the powers, preferences and rights, and qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation.

                                       I.
                                 PREFERRED STOCK

            Except as otherwise expressly provided herein, all shares of Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

            1. Cumulative Dividends. The holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, on April 30th of each year beginning April 30, 2000, out of funds legally available for such purposes, cash dividends at the rate of (x) $50.00 per share per annum on April 30, 2000 and (y) $75.00 per share per annum thereafter, and no more, payable (as determined from time to time by the Board of Directors) on each share of Preferred Stock that shall then be outstanding (each annual period ended April 30th being referred to for the purposes of this subdivision I as a "Dividend Period"). Such dividends shall be cumulative (so that if for any Dividend Period such dividends are not paid or declared and set apart therefore, the deficiency shall be paid, in whole or in part (without interest), on the next succeeding dividend payment date on which the Corporation has any funds legally available therefore) and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date for the determination of holders of Series A Preferred Stock and Series B Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

            As long as any shares of Preferred Stock shall remain outstanding, in no event (without the written consent of the holders of a majority of the outstanding Preferred Stock) shall any dividend whatsoever by paid upon, nor any distribution be made upon, any shares of Class A Common Stock or Common Stock, other than a dividend or distribution payable in shares of Class A Common Stock or Common Stock, as the case may be, nor except for the repurchase of shares (x) from participants under any stock option plans approved by a majority of the Board of Directors of the Corporation and (y) pursuant to employment agreements or stock purchase agreements with employees approved by the Board of Directors of the Corporation, shall any shares of Class A Common or Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Class A Common Stock or Common Stock, unless, in each such case, accrued and unpaid dividends on all outstanding shares of Preferred Stock for all prior Quarterly Payment Dates and Dividend Periods shall have been declared and paid in full and the full dividend on all outstanding shares of Preferred Stock for the then-current Quarterly Payment Date and Dividend Period shall have been paid or declared and sufficient funds for the payment thereof set apart, and any arrears or defaults in any redemption of shares of Preferred Stock shall have been cured. In the event that the Corporation shall at any time pay a dividend on the Class A Common Stock or Common Stock (other than a dividend payable solely in shares of Class A Common Stock or Common Stock) in accordance with this paragraph, it shall, at the same time, pay to each holder of Series C Preferred Stock (in addition to any payment such holder is entitled to receive pursuant to this paragraph 1), a dividend equal to the dividend that would have been payable to such holder if the shares of Series C Preferred Stock held by such holder had been converted into Class A Common Stock or Common Stock, as the case may be, on the date of determination of holder of Class A Common Stock or Common Stock entitled to receive such dividend.

            2. Redemption. The shares of Series A Preferred Stock and Series B Preferred Stock (collectively, the "Redeemable Preferred Stock") shall be redeemable as follows:

            2A Mandatory Redemption. Except as and to the extent expressly prohibited by applicable law, the Corporation shall redeem (in the manner and with the effect provided in subparagraphs 2c through 2E below) all shares of Redeemable Preferred Stock which shall then be outstanding, on the earlier to occur of (i) the consummation by the Corporation of an initial public offering of its Common Stock registered under the Securities Act of 1933, as amended (an "Initial Public Offering") or (ii) April 30, 2008. In case of the occurrence of any of the following (each a "Change of Control Event"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation as an entirety in a single transaction or in a series or related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, the Corporation shall, not later than 20 days prior to the effective date of any such Change of Control Event, give notice thereof to the holder or holders of shares of Redeemable Preferred Stock and, in the event that within 15 days after receipt of such notice, any holder or holders of shares of Redeemable Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its shares of Redeemable Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subsection 2c through 2E below) not later than the effective date and time of such Change of Control Event. In addition, at any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, the Corporation shall, not later than 30 days after receipt of written notice from any holder of shares of Series B Preferred Stock requesting redemption of any or all of its shares of Series B Preferred Stock, redeem such shares of Series B Preferred Stock (in the manner and with the effect provided in subparagraph 2C through 2E below).

            As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of al shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage on time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation.

            2B Optional Redemption. The Corporation may, in its sole discretion, redeem at any time and from time to time (in the manner and with the effect provided in subparagraphs 2C through 2E below), any whole number of shares of Redeemable Preferred Stock. Any date on which the Corporation elects to redeem shares of Redeemable Preferred Stock as provided in its subparagraph 2B and each date on which the Corporation shall be required to redeem shares of Redeemable Preferred Stock as provided in subparagraph 2A above shall be referred to as a "Redemption Date".

            2C Redemption Price; Notice of Redemption. The Redeemable Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share the sum o f(i) $1,000, plus (ii) an amount equal to dividends accrued and unpaid thereof from the date of issuance of such share of Redeemable Preferred Stock to such Redemption Date, the sum of (i) and (ii) being herein sometimes referred to as the "Redemption Price". Not less than 20 days before such Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Redeemable Preferred Stock to be redeemed, such notice to be addressed to each such stockholder a his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the paragraph or paragraphs of this Certificate of Incorporation pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefore, the, notwithstanding that any certificate for shares of Redeemable Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall not longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the closing of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefore, without interest thereon.

            2D Redeemed or Otherwise Acquired Shares to Be Retired. Any shares of the Redeemable Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Redeemable Preferred Stock accordingly.

            2E Shares to be Redeemed. In case of the redemption, for any reason, of only part of the outstanding shares of Redeemable Preferred Stock on a Redemption Date, all shares of Redeemable Preferred Stock to be redeemed shall be selected pro rata and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest whole share, that portion of all the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Redeemable Preferred Stock at the time outstanding. Any shares of Redeemable Preferred Stock that are designated for redemption on the Redemption Date and are not so redeemed shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Redemption Date, and, in such event, as provided in this subdivision I, dividends shall continue to accrue on such shares.

            3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary of involuntary, the holders of the shares of Series A Preferred Stock and the holder of the shares of Series B Preferred Stock shall be entitled, before any distribution or payment is made upon any Class A Common or Common

      Stock, to be paid an amount equal to $1,000 per share plus any accrued but unpaid dividends, and the holders of the shares of series C Preferred Stock shall be entitled before any distribution or payment is made upon any Class A Common or Common Stock to be paid an amount equal to the Series C Preferred Liquidation Value with respect to each outstanding share plus any accrued but unpaid dividends thereon (such amounts being sometimes referred to as the "Preferred Liquidation Payments"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Preferred Stock of the Corporation shall be insufficient to permit payment to such holders of Preferred Stock in proportion to the full distributed ratably per share among the holders of Preferred Stock in proportion to the full per share amounts to which they respectively are entitled. Upon any such liquidation, dissolution or winding up of the corporation, after the holders of Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, the remaining net assets of the corporation shall be distributed to the holders of Class A Common Stock and Common Stock in accordance with this Certificate of Incorporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferred Liquidation Payments to be made pursuant hereto and the place where said Preferred Liquidation Payments shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 3, be deemed a liquidation, dissolution or winding up of the Corporation.

            "Series C Preferred Liquidation Value" determined as of any date shall mean, in respect of each share of Series C Preferred Stock, an amount equal to $1,000 (appropriately adjusted to reflect stock splits and combinations and stock dividends, the "Initial Purchase Price") plus an amount equal to seven percent (7%) of the Initial Purchase Price, compounded quarterly on each of March 31, June 30, September 30 and December 31.

            4. Conversion of Convertible Preferred Stock.

            4A(1) Optional Conversion of Series B Preferred Stock. At any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, subject to and upon compliance with the provisions of this paragraph 4, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to convert any such shares of Series B Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation or upon any redemption of the Series B Preferred Stock in accordance with paragraph 2, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on series B Preferred Stock or payable with respect thereto) into such number fully paid and non-assessable whole shares of Class A Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by $1,000 (plus any accrued and unpaid per share dividends through the time of conversion) and dividing the result by the greater of (x) $2.00 (such price, or such price as last adjusted hereunder, the "Series B Base Conversation Price") and
      (y) the fair market value per share of Class A Common Stock at the time of conversion as determined in good faith by the Board of Directors of the Corporation.

      Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with addresses), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Stock shall be issued.

            4A(2) Optional Conversion of Series C Preferred Stock. At any time on or after the date on which shares of Series C Preferred Stock are first issued, subject to and upon compliance with the provisions of this paragraph 4, the holder of any share or shares of Series C Preferred Stock shall have the right, at its option, to convert any such shares of Series C Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation or upon any redemption of the Series C Preferred Stock in accordance with paragraph 2, the right to conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Series C Preferred Stock or payable with respect thereto) into such number of fully paid and non-assessable whole shares of Class A Common Stock as is obtained by multiplying the number of shares of Series C Preferred Stock so to be converted by the Series C Preferred Liquidation Value (plus any accrued and unpaid per share dividends through the time of conversion) and dividing the result by $3.50, or by the conversion price as last adjusted and in effect at the date any share of shares of Series C Preferred Stock are surrendered for conversion (such price, or such price as last adjusted hereunder, the "Series C Conversion Price"). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series C Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series C Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Stock shall be issued.

            4B Issuance of Certificate; Time Conversion Effected. Promptly after the receipt by the Corporation of a written notice referred to in subparagraph 4A(1) or (2) and surrender of the certificate or certificates for the share or shares of the Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon the conversion of such share or shares of Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the date the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Convertible Preferred Stock shall cease, and person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            4C Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Convertible Preferred Stock into Class A Common Stock. In case the number of shares of Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4(A)(1) or (2) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Convertible Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Class A Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Convertible Preferred Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

            4D Adjustment of Series C Conversion Price Upon Issuance of Common Stock. Except as provided in subparagraph 4F hereof, if and whenever the Corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(5) deemed to have issued or sold, any shares of its Common Stock of Class A Common Stock for a consideration per share of its Common Stock or Class A Common Stock for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith, the Series C Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (x) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance or sale (including as outstanding all shares of Common Stock issuable upon conversion (i) outstanding Class A Common Stock, Series B Preferred Stock and Series C Preferred Stock and (ii) the Corporation's Convertible Promissory Note dated June 1, 1999 issued to Baylor Health Services) multiplied by the then existing Series C Conversion Price, and (2) the consideration, if any, received by the Corporation upon such issue or sale, by (y) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion (i) outstanding Class A Common Stock, Series B Preferred Stock and Series C Preferred Stock and (ii) the Corporation's Convertible Promissory Note dated June 1, 1999 issued by Baylor Health Services, without giving effect to any adjustment in the number of shares so issuable by reason of such issue or sale).

            For purposes of this subparagraph 4D, the following subparagraph 4D(1) to 4D(7) shall also be applicable:

            4D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, Class A Common Stock or any stock or securities convertible into or exchangeable for Common Stock or Class A Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock or Class A Common Stock, as the case may be, is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereto, by (ii) the total maximum number of shares of Common Stock or Class A Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Option) shall be less than the Series C Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock of Class A Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4E(3), no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or Class A Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock or Class A Common Stock, as the case may be, upon conversion or exchange of such Convertible Securities.

            4D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock or Class A Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock and Class A Common Stock issuable upon the conversion or exchange of all such Convertible securities) shall be less than the Series C conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock or Class A Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Series C Conversion Price shall be made upon the actual issue of such Common Stock or Class A Common Stock, as the case may be, upon conversion or exchange of such Convertible Securities, and
      9b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Series C Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

            4D(3) Change in Option Price or Conversion Rate. If (i) the purchase price provided for in any Option referred to in subparagraph 4D(1), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) or (iii) the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock or Class A Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Series C Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initial granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such convertible Securities, the Series C Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock or Class A Common Stock, as the case may be, issuable thereunder shall not longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock or Class A Common Stock shall be reduced at any time under or by reason or provisions with respect thereto designed to protect against dilution, the, in case of the delivery of Common Stock or Class A Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Series C Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respect amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock or Class A Common Stock, as the case may be, and had adjustments been made upon the issuance of the shares of Common Stock or Class A Common Stock delivered aforesaid, but only if as a result of such adjustment the Series C Conversion Price then in effect hereunder is thereby reduced.

            4D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Class A Common Stock, Options or Convertible Securities, and Common Stock, Class A Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Series C Conversion Price shall be reduced as if the corporation had subdivided its outstanding shares of Common Stock and Class A Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

            4D(5) Consideration for Stock. In case any shares of Common Stock, Class A Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefore shall be deemed to be the amount received by the Corporation therefore, without deduction therefrom of any expenses incurred or any underwriting commissions or concession paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Class A Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the Corporation, such Options shall be deemed to have been issued without consideration.

            4D(6) Treasury Shares. The number of shares of Common Stock and Class A Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock or Class A Common Stock for the purposes of this subparagraph 4D.

            4D(7) Record Date. In case the Corporation shall take a record of the holders of its Common Stock or Class A Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Class A Common Stock, Options or Convertible Securities, or
      (ii) to subscribe for or purchase Common Stock, Class A. Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock or Class A Common Stock, as the case may be, deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, provided that such shares of Common Stock or Class A Common Stock, as the case may be, shall in fact have been issued or sold.

            4E Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, then in each case the Series B Base Conversion Price and the Series C Base Conversion Price shall be similarly reduced, and conversely, in case the outstanding shares of Class A Common Stock of the Corporation shall be combined into a smaller number of shares, the Base Conversion Price shall be similarly increased.

            4F Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series C Conversion Price upon the occurrence of any of the following events: (i) the issuance of Class A Common Stock upon conversion of outstanding shares of Series B Preferred Stock or Series C Preferred Stock and (ii) the issuance and sale of, or grant of options to purchase shares of Common Stock or Class A Common Stock to employees and advisors of the Corporation pursuant to the Corporation's stock option plan or otherwise approved by the Board of Directors of the Company.

            4G Reorganization, Reclassification, Merger of Sale. If any capital reorganization or reclassification of the capital stock of the corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Convertible Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class A Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Class A Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Series B Base Conversion Price and the Series C Base Conversion Price shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Class A Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of shares of Convertible Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

            4H Notice of Adjustment. Upon any adjustment made pursuant to 4C or 4D, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Class A Common Stock or other securities, cash or property issuable upon conversion of the Convertible Preferred Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            4I Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon the conversion of the Convertible Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Convertible Preferred Stock. All shares of Class A Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock of the Corporation may be listed.

            4J No Reissuance of Convertible Preferred Stock. Shares of Convertible Preferred Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

            4K Issue Tax. The issuance of certificates for shares of Class A Common Stock upon conversion of the Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Convertible Preferred Stock which is being converted.

            4L Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Convertible Preferred Stock or of any shares of Class A Common Stock issued or issuable upon the conversion of any shares of Convertible Preferred Stock in any manner which interferes with the timely conversion of such Convertible Preferred Stock.

            4M(1) Definition of Class A Common Stock. As used in this paragraph 4, the term "Class A Common Stock" shall mean and include the Corporation's authorized Class A Common Stock, $.01 par value, as constituted on the date of filing of this Certificate of Amendment to the Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Class A Common Stock receivable upon conversion of shares of the Convertible Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 4C and 4D, shall include only shares designated as Class A Common Stock of the

      Corporation on the date of filing of this Certificate of Amendment to the Certificate of Incorporation.

            4M(2) Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on the date of filing of this Certificate of Amendment to the Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Convertible Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 4C and 4D, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Amendment to the Certificate of Incorporation.

            5. Restrictions. At any time when shares of Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in addition to any other vote required by law, without the prior consent of the holders of a majority of the outstanding Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Preferred Stock shall vote together as a class:

                  (a) The Corporation will not (i) create or authorize the creation of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, (ii) increase the authorized amount of the Preferred Stock or the authorized amount of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, or (iii) create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, in each such case whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation or otherwise.

                  (b) The Corporation will not amend, alter or repeal the Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to Section 151(g) of the General Corporation Law of the State of Delaware containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Preferred Stock or which in any manner adversely affects the Preferred Stock or the holders thereof. In addition, no action shall be taken that would adversely alter or change the powers, preferences or special rights of one series of Preferred Stock, but not so affect all of the

      Preferred Stock, without the consent of the holders of a majority of the outstanding stock of such series of Preferred Stock voting separately as a class.

            In addition, no such action shall be taken that would have the effect of creating any additional differences between the respective preferences, qualifications, special or relative rights or privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock without the consent of the holders of a majority of the outstanding Series A Preferred Stock, the consent of the holders of a majority of the outstanding Series B Preferred Stock and the consent of the holders of a majority of the outstanding Series C Preferred Stock, voting separately.

                  (c) The Corporation will not enter into any transaction that will result in the occurrence of a Change of Control Event.

            6. Voting. Except as otherwise required by law or this Certificate of Incorporation, the holders of Series A Preferred Stock and Series B Preferred Stock shall have no vote on any matters to be voted on by the stockholders of the Corporation. Except as otherwise provided by law and this Certificate of Incorporation, the holders of Series C Preferred Stock shall vote together with the holders of Common Stock on all matters to be voted on by the stockholders of the Corporation, and each share of Series C Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Class A Common Stock (including fractions of a share) into which each share of Series C Preferred Stock is then convertible.

                                      II.
                      CLASS A COMMON STOCK AND COMMON STOCK

            Except as otherwise expressly provided herein, all shares of Common Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

            1. Dividends. The holders of shares of Class A Common Stock and Common Stock, according to the number of shares of Class A Common Stock and Common Stock then outstanding, shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation out of any funds legally available therefor, subject to the provisions of subdivision I above with respect to the rights of holders of the Preferred Stock.

            2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior rights of the holders of Preferred Stock, the holders of the shares of Class A Common Stock and Common Stock, according to the number of shares of Class A Common Stock and Common Stock then outstanding, shall be entitled to share ratably in all assets of the Corporation available for distribution to its stockholders; provided, however, (x) that in the event that the amount available for distribution to the holders of Class A Common Stock is insufficient to permit the holders of Class A Common Stock to be paid an amount equal to (1) the original per share purchase price paid to the Corporation with respect to each such share of Class A Common Stock plus any accrued but unpaid dividends, or (2) with respect to those shares of Class A Common Stock outstanding as a result of the conversion of shares of Series B Preferred Stock, $2.00 per share plus any accrued but unpaid dividends, or (3) with respect to those shares of Class A Common Stock outstanding as a result of the conversion of shares of Series C Preferred Stock, $3.50 per share plus any accrued and unpaid dividends (such amounts being sometimes referred to as the "Class A Liquidation Payments"), then the holders of Class A Common Stock shall be entitled before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the Class A Liquidation Payments and (y) that if the assets to be distributed among the holders of the Class A Common Stock shall be insufficient to permit payment to such holders of the full amount of the Class A Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class A Common Stock. Upon any such liquidation, dissolution or winding up of the Corporation in which the amount available for distribution to the holders of Class A Common Stock is insufficient to permit such holders to be paid the full amount of the Class A Liquidation Payments (as described in clauses (x) and (y) above), after the holders of Class A Common Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, all remaining assets of the Corporation which are available for distribution to its stockholders shall be distributed ratably among the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Class A Liquidation Payments and the place where said Class A Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Class A Common Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation; provided, however, that failure to given notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 2, be deemed a liquidation, dissolution or winding up of the Corporation.

            3. Conversion of Class A Common Stock.

            3A Optional Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this paragraph 3 and after receiving the written consent of the holders of the majority of the outstanding shares of Class A Common Stock ("Conversion Consent"), the holder of any share or shares of Class A Common Stock shall have the right, at its option, to convert any such shares of Class A Common Stock (except that upon any liquidation, dissolution or winding up of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Class A Common Stock) into an equal number of fully paid and non-assessable whole shares of Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice (which notice shall attach the Conversion Consent) that the holder elects to convert a stated number of shares of Class A Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class A

      Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

            3B Automatic Conversion of Class A Common Stock. Notwithstanding anything else herein to the contrary in this Section 3, in the event that, at any time while any of the Class A Common Stock shall be outstanding,
      (i) the Corporation shall complete a firm commitment underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, in which (x) the aggregate price paid for such shares by the public shall be at least $30,000,000 and (y) the price per share paid by the public for such shares shall be at least $6 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends) (a "Qualified Offering") or (ii) a majority of the issued shares of Class A Common Stock shall have been converted into Common Stock, then all outstanding shares of Class A Common Stock shall be automatically and without further action on the part of the holders of the Class A Common Stock converted into shares of Common Stock in accordance with the terms of subsection 3A hereof with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective immediately prior to the closing of such Qualified Offering or immediately prior to the conversion of Class A Common Stock satisfying clause (ii) above, as the case may be; provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Class A Common Stock so converted.

            3C Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 3A and surrender of the certificate or certificates for the share or shares of the Class A Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Class A Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Class A Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            3D Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Class A Common Stock into Common Stock, nor shall any payment or adjustment be made upon any conversion on account of any cash dividends on the Class A Common Stock so converted or the Common Stock issued upon such conversion. In case the number of shares of Class A Common Stock represented by the certificate or certificates surrendered pursuant to subparagraph 3A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Common Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 3D, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Class A Common Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

            3E Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then in each case the Class A Common Stock shall be similarly subdivided, and conversely, in case the Class A Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class A Common Stock shall be similarly combined.

            3F Reorganization, Reclassification, Merger of Sale. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least a majority of the outstanding shares of Class A Common Stock) shall be made whereby each holder of a share or shares of Class A Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class A Common Stock, such shares of stick, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock in which Class A Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the shares of Class A Common Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class A Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stick, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

            3G Notice of Adjustment. Upon any adjustment made pursuant to 3E or 3F, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class A Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Common Stock or other securities, cash or property issuable upon conversion of the Class A Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            3H Stock to be Reserved. The Corporation will at times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of issuance upon the conversion of the Class A Common Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

            3I No Reissuance of Class A Common Stock. Shares of Class A Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            3J Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of the Class A Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class A Common Stock which is being converted.

            3K Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Class A Common Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class A Common Stock in any manner which interferes with the timely conversion of such Class A Common Stock.

            3L Definition of Common Stock. As used in this paragraph 3, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock,

      $.01 par value, as constituted on the date of filing of this Certificate of Amendment to the Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Class A Common Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraphs 3E or 3F, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Amendment to the Certificate of Incorporation.

            4. Voting. Except as otherwise required by law or this Certificate of Incorporation, the holders of the Class A Common Stock and the holders of Common Stock shall be entitled to notice of any stockholders meeting in accordance with the By-laws of the Corporation and to vote together as a class upon any matter submitted to the stockholders for a vote as follows:
      (x) each holder of Class A Common Stock shall be entitled to 10 votes for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Class A Common Stock so held on the record date for the determination of stockholders entitled to vote and (ii) each holder of Common Stock shall have one vote per share."

            SECOND: that the Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the stockholders of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of
      Section 242 of the General Corporation Law of the State of Delaware.

            THIRD: that the capital of the Corporation will not be reduced under, or by reason of, the foregoing amendments to the Certificate of Incorporation of the Corporation.

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/01/2000
                                                              01279037 - 2865387

            IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation this 31st day of May, 2000.

                                        UNITED SURGICAL PARTNERS
                                        INTERNATIONAL, INC.


                                        By: /s/ Donald E. Steen
                                            ------------------------------------
                                        Name:  Donald E. Steen
                                        Title: Chief Executive Officer

                               ANNEX I -PURCHASERS

Welsh, Carson Anderson
  & Stowe VII, LP.
WCAS Healthcare Partners, LP.
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H, Stowe
Andrew M. Paul
Thomas E. Mclnerney
Laura VanBuren
Robert A. Minicucci
Anthony deNicola
Rudolph E. Rupert
Paul B. Queally
D. Scott Mackesy
Lauren Melkus
Sanjay Swani
Jonathan Rather
Sean Traynor

c/o Welsh, Carson, Anderson
  & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022-9500
Facsimile: 212-893-9575

with a copy to:

Reboul, MacMurray, Hewitt, Maynard & Kristol
45 Rockefeller Plaza
NewYork, NY 10111 Facsimile: 212-841-5725
Attention: Othon A. Prounis, Esq.

2. FFT Partners

FFT Partners I, L.P.
FFT Executive Partners I, L.P.

c/o Ferrer Freeman Thompson & Co.
10 Glenville Street
Greenwich, CT 06833
Facsimile: 203-532-8016

                                    ANNEX II

                                SHARES PURCHASED

                                    Number of
                                    Series C
          Purchaser              Preferred Shares            Cash Purchase Price
          ---------              ----------------            -------------------
Welsh, Carson, Anderson &                  14,107                    14,107,000
Stowe VII, L.P.

WCAS Healthcare Partners, L.P.                210                       210,000

Patrick J. Welsh                              170                       170,000

Russell L. Carson                             170                       170,000

Bruce K. Anderson                             170                       170,000

Richard H. Stowe                               30                        30,000

Andrew M. Paul                                 30                        30,000

Thomas B. Mclnerney                            89                        89,000

Laura VanBuren                                  4                         4,000

Robert A. Minicucci                            30                        30,000

Anthony deNicola                               11                        11,000

Paul B. Queally                                23                        23,000

Rudolph E. Rupert                               5                         5,000

D. Scott Mackesy                                6                         6,000

Lauren Melkus                                  23                        23,000

Sanjay Swani                                    5                         5,000

Jonathan Rather                                 5                         5,000

Sean Traynor                                    2                         2,000

FFT Partners I, L.P.

FFT Executive Partners I, L.P.

                          TOTAL:           15,000                   $15,000,000

                                SCHEDULE 2.01(b)

None.

                                SCHEDULE 2.04(a)

United Surgical Partners International, Inc.
Ownership of Class A Common Shares
December 31, 1999

                                         -------------------------------------------------------------------------
                                                            Total Shares Outstanding at 12/31/99
                                         -------------------------------------------------------------------------
                                                        Value Common Stock
                                             Class A    ----------------------------------------------------------
                                         Common Shares    @ $2/Share    @ $3.5/Share  @ $4.00/Share      Total         %
                                         -----------------------------------------------------------------------------------
Welsh, Carson Anderson & Stowe VII, L.P.   15,813,272   18,799,560.00   22,447,222.00           --   41,246,782.00    72.39%
WCAS Healthcare Partners, L.P.                236,347      280,980.00      335,499.50           --      616,479.50     1.08%
Patrick J. Welsh                              192,792      229,200.00      273,672.00           --      502,872.00     0.88%
Russell L. Carson                             192,792      229,200.00      273,672.00           --      502,872.00     0.88%
Bruce K. Anderson                             192,792      229,200.00      273,672.00           --      502,872.00     0.88%
Richard H. Stowe                               33,766       40,142.00       47,932.50           --       88,074.50     0.15%
Andrew M. Paul                                 33,766       40,142.00       47,932.50           --       88,074.50     0.15%
Thomas E. Mclnerney                           101,293      120,422.00      143,787 00           --      264,209.00     0.46%
Laura VanBuren                                  1,689        2,008.00        2,397.50           --        4,405.50     0.01%
Robert A. Minicucci                            33,766       40,142.00        47932.50           --       88,074.50     0.15%
Anthony deNicola                               11,817       14,048.00       16,775.50           --       30,823.50     0.05%
Rudolph E. Rupert                               5,064        6,020.00        7,189.00           --       13,209.00     0.02%
Paul B. Oueally                                25,999       30,908.00       36,907.50           --       67,815 50     0.12%
D, Scott Mackesy                                6,753        8,028 00        9,586.50           --       17,614.50     0.03%
Kenneth Melkus/Lauren Melkus (10/26)           25,234       30,000.00        35,81900           --       65,819 00     0.12%
Donald E. Steen                             1,089,000    1,750,000.00      749,000.00           --    2,499,000.00     4.99%
Sue Shelley                                   260,000      500,000.00       35,000.00           --      535,000.00     1.19%
Laurie Hogue                                   55,000      100,000.00       17,500.00           --      117,500.00     0.25%
Michael Crews                                 115,000      200,000.00       52,500.00           --      252,500.00     0.53%
Su Zan Nelson                                  50,000      100,000.00              --           --      100,000.00     0.23%
David McDonald                                107,500      200,000.00       26,250.00           --      226,250.00     0.49%
M. Robert Knapp Trust U/A DTD 8/31/90          20.000       40,000.00              --           --       40,000.00     0.09%
Calver Fund, Inc.                              40,000       80,000.00              --           --       80,000.00     0.18%
James Ken Newman                               40,000       80,000.00              --           --       80,000.00     0.18%
NGKE / USPI Partners                           40,000       80,000.00              --           --       80,000 00     0.18%
L&W Co.                                        20,000       40,000 00              --           --       40,000 00     0.09%
Norman Brownstein                              30,000       60,000.00              --           --       60,000.00     0.14%
William Wilcox                                278,000       40,000.00      903,000.00           --      943,000.00     1.27%
Paul Whitman                                   40,000       80,000 00              --           --       80,000.00     0.18%
Rivid LLC                                      30,000       60,000.00              --           --       60,000 00     0.14%
CGJR II, L.P.                                  25,500       51,000.00              --           --       51,000.00     0.12%
R / MF III, L.P.                               14,500       29,000.00              --           --       29,000.00     0.07%
Patrick McMullan                               20,000       40,000.00              --           --       40,000.00     0.09%
Craig Callen                                   20,000       40,000.00              --           --       40,000.00     0.09%
Lawrence Lavine                                10,000       20,000.00              --           --       20,000 00     0.05%
David Dennis                                   10,000       20,000.00              --           --       20,000 00     0.05%
Michael R. Nicolais & Jane
L. Nicolais, as t                              10,000       20,000.00              --           --       20,000.00     0.05%
Tom C. Davis                                   10,000       20,000.00              --           --       20,000.00     0.05%
Edward W. Karrels                             473,581      947,162.00              --           --      947,162.00     2.17%
Michael W. Barton                             327,031      654,062.00              --           --      654 062 00     1.50%
Jeffrey L. Stockard                            85,587      131,174.00       70,000.00           --      201,174.00     0.39%
Alice J. Charron                                2,677        5,354.00              --           --        5,354.00     0.01%
Charles Morton                                 14,261       28,522.00              --           --         2852200     0.07%
David Gaw                                      16,298       32,596.00              --           --       32,596.00     0.07%
Sandra Holshouser                               7,138       14,276.00              --           --       14,276.00     0.03%
Health Care Capital Partners, L.P.          1,646,177              --    5,761,619.50           --    5,761,619.50     7.54%
Health Care Executive Partners, L.P.           68,109              --      238,381.50           --      238,381.50     0.31%
James Branon                                    5,000              --       17,500.00           --       17,500.00     0.02%
Tucker Taylor                                  17,143              --       60,000.50           --       60,000.50     0.08%
Alyce Craddock                                 17,143              --       60,000.50           --       60,000 50     0.08%
Greg Koonsman                                   8,571              --       29,998.50           --       29,998.50     0.04%
Jon O'Sullivan                                  8,571              --       29,998.50           --       29,998.50     0.04%
W. Glenn Bradham, M.D.                          7,500              --              --    30,000.00       30,000.00     0.03%
Maria I. Perales, M.D.                         15,000              --              --    60,000.00       60,000.00     0.07%
Eddie Joe Reddick, M.D.                        25,000              --              --   100,000.00      100,000.00     0.11%
James Branon repurchase                       (5,000)              --     (17,500.00)           --     (17,500.00)    -0.02%
Donald E. Steen cancellation of Cert. 31           --              --              --           --              --     0.00%
Marcus Anthony Steen Trust                         --              --              --           --              --     0.00%
Michelle Ann Steen Trust                           --              --              --           --              --     0.00%
Donald E. Steen                                    --              --              --           --              --     0.00%
D. McDonald repurchase -Cert #36             (75,000)    (150,000.00)              --           --    (150,000.00)    -0.34%
D. McDonald repurchase -Cert #83             (25,000)     (50,000.00)              --           --     (50,000.00)    -0.11%
D. McDonald repurchase -Cert #112             (5,509)              --     (19,281 50)           --     (19,281.50)    -0.03%
D. McDonald repurchase -Cert #142             (1,991)              --      (6,968.50)           --      (6,968.50)    -0.01%
S. Nelson repurchase -Cert# 35               (37,500)     (75,000.00)                           --     (75,000.00)    -0.17%
S. NeIson repurchase -Cert #84               (12 500)     (25 000.00)                           --     (25,000.00)    -0.06%
William O. Fitzpatrick                         21,428              --       74,998.00           --       74,998.00     0.10%
                                           ----------   -------------   -------------   ----------   -------------
                                           21,845,357   25,263,146.00   32,081,994.00   190,000.00   57,535,140.00   100.00%

United Surgical Partners International, Inc.
Ownership of Series A Preferred Shares




                                         Certificate     Series A        Funded 7/98        Series A        Funded 9/98
                                           Number    Preferred Shares   @ $1,000/Share  Preferred Shares   @ $1,000/Share
                                           ------    ----------------   --------------  ----------------   --------------
Welsh, Carson Anderson & Stowe VII, L.P.                                                           4,722       $4,722,000
WCAS Healthcare Partners, L.P.                                                                        71           71,000
Patrick J. Welsh                                                                                      57           57,000
Russell L. Carson                                                                                     57           57,000
Bruce K. Anderson                                                                                     57           57,000
Richard H. Stowe                                                                                      10           10,000
Andrew M. Paul                                                                                        10           10,000
Thomas E. McInerney                                                                                   30           30,000
Laura VanBuren                                                                                         2            2,000
Robert A. Minicucci                                                                                   10           10,000
Anthony deNicola                                                                                       4            4,000
Rudolph E. Rupert                                                                                      2            2,000
Paul B. Queally                                                                                        8            8,000
D. Scott Mackesy                                                                                       2            2,000
Kenneth Melkus                                                                                         8            8,000
M. Robert Knapp Trust U/A DTD 8/31/90                              60          60,000
Calver Fund, Inc.                                                 120         120,000
James Ken Newman                                                  120         120,000
NGKE / USPI Partners                                              120         120,000
L&W Co.                                                            60          60,000
Norman Brownstein                                                  90          90,000
William Wilcox                                                     60          60,000
Paul Whitman                                                      120         120,000
Rivid LLC                                                          90          90,000
CGJR II, L.P.                                                      77          77,000
CGJR / MF III, L.P.                                                43          43,000
Patrick McMullan                                                   60          60,000
Craig Callen                                                       60          60,000
Lawrence Lavine                                                    30          30,000
David Dennis                                                       30          30,000
Michael R.  Nicolais  & Jane L.
Nicolais, as tenants in common                                     30          30,000
Tom C. Davis                                                       30          30,000
                                                     ----------------   -------------   ----------------   --------------
                                                                1,200      $1,200,000              5,050       $5,050,000

                                         ---------------------------------
                                              TOTAL SHARES OUTSTANDING
                                         ---------------------------------
                                             Series A       Funded 10/98       Series A
                                         Preferred Shares    $1,000/Share   Preferred Shares   @ $1,000/Share
                                         ----------------   -------------   ----------------   --------------
Welsh, Carson Anderson & Stowe VII, L.P.           23,328     $23,328,000             28,050      $28,050,000
WCAS Healthcare Partners, L.P.                        351         351,000                422          422,000
Patrick J. Welsh                                      282         282,000                339          339,000
Russell L. Carson                                     282         282,000                339          339,000
Bruce K. Anderson                                     282         282,000                339          339,000
Richard H. Stowe                                       49          49,000                 59           59,000
Andrew M. Paul                                         49          49,000                 59           59,000
Thomas E. McInerney                                   148         148,000                178          178,000
Laura VanBuren                                         10          10,000                 12           12,000
Robert A. Minicucci                                    49          49,000                 59           59,000
Anthony deNicola                                       20          20,000                 24           24,000
Rudolph E. Rupert                                      10          10,000                 12           12,000
Paul B. Queally                                        40          40,000                 48           48,000
D. Scott Mackesy                                       10          10,000                 12           12,000
Kenneth Melkus                                         40          40,000                 48           48,000
M. Robert Knapp Trust U/A DTD 8/31/90                                                     60           60,000
Calver Fund, Inc.                                                                        120          120,000
James Ken Newman                                                                         120          120,000
NGKE / USPI Partners                                                                     120          120,000
L&W Co.                                                                                   60           60,000
Norman Brownstein                                                                         90           90,000
William Wilcox                                                                            60           60,000
Paul Whitman                                                                             120          120,000
Rivid LLC                                                                                 90           90,000
CGJR II, L.P.                                                                             77           77,000
CGJR / MF III, L.P.                                                                       43           43,000
Patrick McMullan                                                                          60           60,000
Craig Callen                                                                              60           60,000
Lawrence Lavine                                                                           30           30,000
David Dennis                                                                              30           30,000
Michael R.  Nicolais  & Jane L.
Nicolais, as tenants in common                                                            30           30,000
Tom C. Davis                                                                              30           30,000
                                         ----------------   -------------   ----------------   ------------
                                                   24,950     $24,950,000             31,200      $31,200,000

United Surgical Partners International, Inc.
Ownership of Common Stock

                              ------------------------------------------------------------
                                          Total Shares Outstanding at 02/29/00
                              ------------------------------------------------------------
                                                  Value Common Stock
                              ------------------------------------------------------------
                              Common     @ $3.5/     @ $4.00/
                              Shares     Share        Share         Total            %
                              ------------------------------------------------------------
John J. Wellik                10,000    35,000.00         0.00    35,000.00          7.93%
Johnny Bond                   28,571    99,998.50         0.00    99,998.50         22.66%
LuAnn Brown                   17,142    59,997.00         0.00    59,997.00         13.60%
Alex Bennett                   3,571    12,498.50         0.00    12,498.50          2.83%
Earl Reed, III          (A)   14,286    50,001.00         0.00    50,001.00         11.33%
Margaret Orman                 6,250         0.00    25,000.00    25,000.00          4.96%
Brett Brodnax                 25,000         0.00   100,000.00   100,000.00         19.83%
Bob Thunberg                   2,500         0.00    10,000.00    10,000.00          1.98%
Wesley Chick                  12,500         0.00    50,000.00    50,000.00          9.92%
Laura James                    3,750         0.00    15,000.00    15,000.00          2.97%
James Jackson                  2,500         0.00    10,000.00    10,000.00          1.98%
                             -------   ----------   ----------   ----------        -------
                             126,070   257,495.00   210,000.00   467,495.00        100.00%

                        (A)

United Surgical Partners International, Inc.
Ownership of Series B Preferred Shares

                                                                        ---------------------------------
                                                                            TOTAL SHARES OUTSTANDING
                                                                        ---------------------------------
                                                                                      As of 2/29/00
                                                                        ---------------------------------
                      Certificate       Series B       Issued 7/31/98       Series B
                         Number     Preferred Shares   @ $1,000/Share   Preferred Shares   @ $1,000/Share
                         ------     ----------------   --------------   ----------------   --------------
Edward W. Karrels          1                   1,420        1,420,000              1,420       $1,420,000
Michael W. Barton          2                     981          981,000                981         $981,000
Jeffrey L. Stockard        3                     196          196,000                196         $198,000
Alice J. Charron           5                       8            8,000                  8           $8,000
Charles Morton             6                      42           42,000                 42          $42,000
David Gaw                  8                      48           48,000                 48          $48,000
Sandra Holshouser          9                      21           21,000                 21          $21,000
                                    ----------------   --------------   ----------------   --------------
                                               2,716       $2,716,000              2,716        2,716,000

                                SCHEDULE 2.04(b)

                         Rights, Warrants, Options, Etc.

      1. The Company's Board of Directors and stockholders have adopted the Stock Option Plan, which authorizes the grant of stock options covering up to 4,250,000 shares of Common Stock There are presently outstanding under the Stock Option Plan stock options covering a total of 2,743,300 shares of Common Stock at option prices ranging from $2.00 per share to $5.00 per share.

      2. Pursuant to the Certificate of Amendment to the Company's Certificate of Incorporation filed on July 30, 1998 in connection with the merger of Health Horizons, Inc into the Company, the Company...is required to redeem any or all outstanding shares of its Series B Convertible Preferred Stock at the request of the respective holders of such shares given at any time on or after July 31, 2000. The redemption price will be $1,000 per share plus accrued but unpaid dividends.

      3. The Company's outstanding shares of Series B Convertible Preferred Stock are convertible into Class A Common Stock at the election of the respective holders of such shares at any time on or after July 31, 2000 at a conversion price for the Class A Common Stock equal to the greater of $2.00 per share or the fair market value per share (as determined in good faith by the Company's Board of Directors) at the time of conversion.

      4. Under the Company's Asset Purchase Agreement with HealthFirst Management, L.L.C., the sellers in that transaction have the option to require the Company to make up to 20% of any "earn-out" payments that the Company is obligated to pay under said Agreement in shares of the Company's Class A Common Stock, valued at the greater of $4.00 per share or the fair market value per share of such stock at the time that payment is due. Since the maximum total earn-out payments are approximately $2,000,000, the maximum number of the shares that the Company can be required to issue pursuant to this provision is approximately 100,000 ($2,000,000 x 20% divided by $4.00).

      5. On June 1, 1999, the Company issued its $3,287,234 Convertible Subordinated Promissory Note to Baylor Health Services ("Baylor"). This Note is convertible into Class A Common Stock at a conversion price of $3.50 per share. Under the Contribution and Purchase Agreement, dated May 11, 1999, with Baylor, the Company could become obligated to issue up to $2,601,232 of additional Convertible Subordinated Promissory Notes to Baylor.

      6. In connection with the Company's $25,000,000 Revolving Credit Agreement with Chase Bank of Texas, and in consideration for the guaranty of such indebtedness provided by WCAS VII, the Company issued its Stock Purchase Warrant, dated June 18, 1999, entitling WCAS VII to purchase up to a maximum of 800,000 shares of Class A Common Stock at a price of $.01 per share at any time on or prior to June 18, 2009.

      7. In connection with the Company's acquisition of the stock of Texas Outpatient Surgicare Center, Inc. (the General Partner of TOPS Specialty Hospital, Ltd.), the Company issued a Common Stock Purchase Warrant, dated as of July 1, 1999, entitling Giasurg, LLP to purchase up to a maximum of 100,000 shares of the Company's Common Stock at a price of

$4.00 per share at any time prior to July 1, 2004, subject to earlier termination if Giasurg, LLP or any of its affiliates breaches the noncompetition covenant included in the Common Stock Purchase Warrant.

                                  SCHEDULE 2.05

                             Governmental Approvals

      1. If the Purchasers exercise their rights pursuant to Section 4 of the Amended and Restated Registration Rights Agreement to require the Company to register any portion of their Company shares, the Company will be required to make filings under applicable federal and state securities laws in order to perform its obligations.

      2. The Company may file an SEC Form D following the Closing.

                                  SCHEDULE 2.06

                              Financial Statements

1.    Audited 1998 financial statements

2.    Unaudited 1999 financial statements

                                                                   Schedule 2.06

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                                AND SUBSIDIARIES

                        Consolidated Financial Statements

                                December 31, 1998

                    With Independent Auditors' Report Thereon

                          Independent Auditors' Report

The Board of Directors
United Surgical Partners International. Inc.:

We have audited the accompanying consolidated balance sheet of United Surgical Partners International. Inc. and subsidiaries as of December 3 1, 1998, and the related consolidated Statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for the period from February 27, 1998 (inception) through December 31, 1998. These consolidated financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of United Surgical Partners International, Inc. and subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the period from February 27, 1998 (inception) through December 31. 1998 in conformity with generally accepted accounting principles.

April 29, 1999, except as to Note 15
         which is as of September 1, 1999

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                December 31, 1998

                                     Assets

Cash and cash equivalents                                         $   4,964,751
Restricted cash (note 14)                                            13,100,000
Short-term investments                                                2,782,000
Patient receivables, net of allowance for doubtful
  accounts of $l,430,824                                              8,502,544
Other receivables                                                     1,343,365
Short-term notes receivable                                             902,828
Inventories of supplies                                               1,464,461
Prepaids and other current assets                                      520,.417
                                                                  -------------

         Total current assets                                        33,580,366
                                                                  -------------

Property and equipment, net (note 4)                                 40,581,311
Investments in affiliates (note 2)                                    3,155,826
Intangible assets, net of accumulated amortization
  of $385,32l (note 3)                                               45,574,241
Other long-term investments                                           1,221,000
Other assets, net of accumulated amortization of $298.438               679,658
                                                                  -------------

         Total assets                                             $ 124,792,402
                                                                  -------------

Liabilities and Stockholders' Equity
Accounts payable                                                      7,068,460
Accrued salaries and benefits                                           842,784
Current portion of long-term debt (note 6)                            4,437,107
Other accrued expenses                                                2,695,444
Deferred tax liability, net                                              47,000
                                                                  -------------

         Total current liabilities                                $  15,090,795
                                                                  -------------

Long-term debt, less current portion (note 6)                         7,238,189
Other long-term liabilities                                           3,576,970
Deferred tax liability, net                                           3,439,888
                                                                  -------------

         Total liabilities                                           29,346,042

Minority interests (note 2)                                           8,999,050

Redeemable preferred stock (note 7):
         Series A, $0.01 par value per share:
           31,200 shares authorized, issued and outstanding          11,571,465
         Series B, $0.01 par value per share:
           2,716 shares authorized, issued and outstanding            2,772,585
Commitments and contingencies (note 14)

Stockholders' equity:
     Common stock (note 8)
         C1ass A shares, $0.01 par value:
              30,000,000 shares authorized:
              21,938,929 shares issued and outstanding                  219,189
Other, $0.01 par value; 40,000,000 shares
  authorized; none issued                                                    --
Additional paid in capital                                           56,966,454
Notes receivable from employees (note 5)                             (1,050,000)
Accumulated other comprehensive loss, net of tax                       (104,285)
Accumulated deficit                                                  (3,928,298)
                                                                  -------------

         Total stockholders; equity                                   2,103,260
                                                                  -------------

         Total liabilities and stockholders' equity               $ 124,792,402
                                                                  =============

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

      Consolidated Statement of Operations and Comprehensive Income (Loss)

       Period from February 27, 1998 (inception) through December 31, 1998

Revenue:

     Net patient service revenue                                   $ 19,116,092
     Equity in loss of unconsolidated affiliates                        (39,822)
     Management services revenue                                        223,011
     Other income                                                     1,272,790
                                                                   ------------

                  Total revenue                                      20,572,071
                                                                   ------------

Expenses:

     Salaries, benefits and other employee costs                     10,020,124
     Supplies                                                         3,675,890
     Medical services                                                 3,929,676
     Other operating expenses                                         2,893,838
     Provision for doubtful accounts                                    235,725
     General and administrative                                       2,032,413
     Depreciation and amortization                                    2,015,123
                                                                   ------------

                  Total operating expenses                           24,802,789
                                                                   ------------

                  Operating loss                                     (4,230,718)

Non-operating income (loss):
     Minority interest in loss of consolidated subsidiaries              23,030
     Interest income                                                    721,530
     Interest expense                                                  (496,874)
Other                                                                  (246,378)
                  Total non-operating income                              1,308
                                                                   ------------

                  Loss before income taxes                           (4,229,410)

Income tax benefit (note II)                                            301,112
                                                                   ------------

                  Net loss                                           (3,928,298)

Other comprehensive loss. before tax:
     Foreign currency translation adjustments                          (160,438)

     Income tax benefit related to other comprehensive loss              56,153
                                                                   ------------

                  Comprehensive loss                               $ (4,032,583)
                                                                   ============

See accompanying notes consolidated financial statements

                   UNITED SURGICAL PARTNERS INTERNALTION, INC.
                                AND SUBSIDIARIES

                 Consolidated Statement of Stockholders' Equity

       Period From February 27, 1998 (inception) through December 31, 1998

                                             Common Stock
                                       ------------------------                   Note       Accumulated
                                                                  Additional   Receivable      Other
                                                                   Paid-in         From     Comprehensive  Accumulated
                                          Shares     Par Value     Capital      Employees      Income        Deficit       Total
                                       -----------  -----------  -----------   -----------   -----------   -----------  -----------
Balance, February 27, 1998 (inception)          --  $        --           --            --            --            --           --
Issuance of common stock                21,938,929      219,389   57,394,504    (1,050,000)           --            --   56,653,893
Accrued Dividends on preferred stock            --           --     (428,050)           --            --            --     (428,050)
Net loss                                        --           --           --            --            --    (3,928,298)  (3,928,298)
Foreign currency translation                    --           --           --            --      (104,285)           --     (104,285)
         adjustments
                                       -----------  -----------  -----------   -----------   -----------   -----------  -----------
Balance, December 31, 1998              21,938,929  $   219,389   56,966,454    (1,050,000)     (104,285)   (3,928,298)  52,103,260
                                       ===========  ===========  ===========   ===========   ===========   ===========  ===========

See accompanying notes to consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                      Consolidated Statement of Cash Flows

       Period from February 27, 1998 (inception) through December 31, 1998

Cash flows from operating activities:
     Net loss                                                                              $ (3,928,298)
         Adjustments to reconcile net loss to net cash provided by
              operating activities:
              Provision for doubtful accounts                                                   235,725
              Depreciation and amortization                                                   2,015,123
              Deferred income taxes                                                            (301,112)
              Equity in loss of affiliates                                                       39,822
              Minority interest in loss of consolidated subsidiaries                            (23,030)
              Increases (decreases) in cash from changes in operating
                assets and liabilities, net of effects from purchases of new businesses:
                  Patient receivables                                                           118,590
                  Other receivables (1.036.3(17)                                             (1,046,467)
                  Inventories of supplies. prepaids and other assets                            603,553
                  Accounts payable and accrued expenses 1,001,133                             1,001,133
                  Other long-term liabilities                                                 1,906,083
                                                                                           ------------
                           Net cash provided by operating activities                            621,122
                                                                                           ------------

Cash flows from investing activities:
     Purchase of new businesses, net of cash received                                       (66,216,330)
     Purchases of property and equipment                                                     (3,948,751)
     Proceeds from sale of investments                                                          424,659
     Cash placed in escrow                                                                  (13,100,000)
                                                                                           ------------

                           Net cash used in investing activities                            (82,840,422)
                                                                                           ------------
Cash flows from financing activities:
     Proceeds from long-term debt                                                             1,493,337
     Payments on long-term debt                                                                (245,673)
     Proceeds from issuance of common stock                                                  54,750,747
     Proceeds from issuance of redeemable preferred stock                                    31,200,000
     Distribution on investments in affiliates                                                  (50,000)
                                                                                           ------------

                           Net cash provided by financing activities                         87,148,411
                                                                                           ------------

Effects of exchange rate changes on cash                                                         35,640
                                                                                           ------------
Net increase in cash and cash equivalents                                                     4,964,761
Cash and cash equivalents at February 27, 1998 (inception)                                           --

Cash and cash equivalents at end of period                                                 $  4,964,761
Supplemental information:
     Interest paid                                                                         $    473,046
                                                                                           ============
     Non-cash transactions:

         Sale of common stock for notes redeliverable from employees                       $  1,050,000
                                                                                           ============
         Common stock issued for purchases of new business                                 $  1,813,146
                                                                                           ============
         Preferred stock issued for purchase of new business                               $  2,716,000
                                                                                           ============
         Accrued dividends on preferred stock                                              $    428,050
                                                                                           ============

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

(1)   Summary of Significant Accounting Policies and Practices

      (a)   Description of Business

            United Surgical Partners International, Inc. and subsidiaries (USPI or the Company), a Delaware Company was formed in February 1998 for the main purpose of ownership and operation of hospitals, outpatient surgical centers and related businesses in the United States and Europe. At December 31, 1998, USPI, headquartered in Dallas, Texas, operated eleven surgical centers in the United States. Of these eleven centers, USPI consolidates the results of two and owns a minority equity interest in six which are accounted for under the equity method and holds no ownership interest in the remaining three centers which are operated by USPI under management contracts. In addition United Surgical Partners Europe, S.L. (USPE), a company incorporated in Spain and majority-owned by USPI, managed and owned a majority interest in four hospitals in Spain at December 31, 1998.

            The Company is subject to changes in government legislation that could impact Medicare. Medicaid and foreign government reimbursement levels and is also subject to increased levels of managed care penetration and changes in payor patterns that may impact the level and timing of payments for services rendered.

            The Company maintains its books and records on the accrual basis of accounting.

      (b)   Translation of Foreign Currencies

            The financial statements of USPE are measured in local currency and then translated into U.S. dollars. All assets and liabilities have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates are accumulated in a separate component of stockholders' equity.

      (c)   Principles of Consolidation

            The consolidated financial statements include the financial statements of USPI and its wholly-owned and majority-owned subsidiaries. Significant investments in other affiliated companies are generally accounted for using the equity method. All significant intercompany balances and transactions have been eliminated in consolidation.

      (d)   Use of Estimates

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

            The preparation of financial statements in conformity with generally accepted accounting principles requires management of USPI to make a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      (e)   Cash Equivalents and In vestments

            For purposes of the statement of cash flows, USPI considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

            Short-term investments consist primarily of debt and equity securities and are held greater than three months and less than one year Securities are classified as available for sale and are recorded at fair value.

            Investments in unconsolidated companies owned between 20% and 50% are recorded on an equity basis.

            Investments in companies less than 20% owned, and for which the Company does not exercise significant influence, are carried at cost.

      (f)   Inventories of Supplies

            Inventories of supplies are stated at cost which approximates market.

      (g)   Property and Equipment

            Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Upon retirement or disposal of assets, the asset and accumulated depreciation accounts are adjusted accordingly, and any gain or loss is reflected in earnings or loss of the respective period. Maintenance costs and repairs are expensed as incurred; significant renewals and betterments are capitalized.

      (h)   Intangible Assets

            Intangible assets consist of costs in excess of net assets acquired (goodwill), non-compete contracts, and costs associated with the purchase of management contracts. Intangibles; except goodwill, are amortized over the life of the associated contracts.

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

            Goodwill is amortized on a straight-line basis over the expected periods to be benefited, generally 25 years

      (i)   Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed
            Of

            Long-lived assets, certain identifiable intangibles, and goodwill are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset, or related groups of assets, may not be fully recoverable from estimated future cash flows. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved. In the event of impairment, measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimates of future discounted cash flows resulting from use and ultimate disposition of the asset.

      (j)   Fair Value of Financial Instruments

            The carrying amounts of cash and cash equivalents, short-term investments, accounts receivable, current portion of long-term debt, accounts payable and accrued expenses approximate fair value because of the short maturity of these instruments. The carrying values of long-term investments (excluding investments accounted for by the equity method) and long-term debt are based on quoted market prices and are not materially different from the estimated fair values of these instruments.

      (k)   Revenue Recognition

            Revenue consists primarily of net patient service revenues which is based on the facilities' established billing rates less allowances and discounts, principally for patients covered under contractual programs.

      (l)   Equity in Earnings (Loss) of Unconsolidated Affiliates

            Equity in earnings (loss) of unconsolidated affiliates consist of the Company's share of the profits or losses generated from its equity investment in six ambulatory surgery centers. Because these operations are central to the Company's business strategy, equity in earnings (loss) is classified as revenue in the accompanying statement of operations.

      (m)   Income Taxes

            The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

            attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (n)   Stock Option Plan

            Time Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock options. As such, USPI does not record compensation expense because the Company issues options whereby the option exercise price equals the current market price of the underlying stock on the date of grant.

      (o)   Commitments and Contingencies

            Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources arc recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

      (p)   Comprehensive Income

            Comprehensive income consists of net income (loss) and foreign currency translation adjustments, and is presented in the consolidated statement of operations and comprehensive income
            (loss).

(2)   Acquisitions

      On April 30, 199$, USPE purchased 100% of the issued and outstanding stock of Columbia International Holdings, Inc. (CIH), an unrelated Delaware corporation, for approximately $7.3 million in cash. As a result of the purchase of CIH, USPI obtained ownership of 79% and 71%, respectively, of the issued and outstanding stock of Instituto Dexeus, S.A., the owner of a hospital in Spain, and Diagnosticos y Tratamientos Medicos, S.A., the owner of a group of clinics in Spain, both Spanish corporations. The total purchase price for the acquisitions was allocated to the purchased assets and liabilities based on their estimated fair values and approximated the fair value of the net assets acquired. Through this acquisition, USPI also obtained equity interests, ranging from 7% to 15% in five additional Spanish corporations which own healthcare related operations in Spain. USPI subsequently

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      contributed the Instituto Dexeus hospital plus $250,000 in cash for a majority ownership stake in USPE. At December 31, 1998, USPI owned approximately 86% of USPE. The remaining approximate 14% was held by Hospital Management Team (HMT), a hospital management company incorporated in Spain.

      On July 29, 1998, USPI acquired 100% of the stock of Health Horizons, Inc.
      (HHI), an unrelated Delaware corporation, for approximately $7.5 million consisting of $3 million in cash, $2.7 million in USPI Series B preferred stock and $1.8 million in USPI Class A common stock. As a result f the acquisition, USPI acquired a 66% interest in an ambulatory surgery center joint venture located in Decatur, Alabama and interests ranging from 35% to 50% in three additional ambulatory surgery center joint ventures located in Nashville, Tennessee, Kansas City, Missouri, and Murfreesboro, Tennessee. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $7.3 million.

      On August 3, 1998, USPI and St. Rose Dominican Hospital, a not-for-profit hospital located in Henderson, Nevada entered into an operating agreement to organize a Nevada limited liability company, Parkway Surgery Center, LLC. Each party contributed assets totaling approximately $1.9 million for a 50% ownership interest in the Parkway Surgery Center.

      On October 5, 1998, USPE purchased 80% of the issued and outstanding stock of Clinica Maternal Nuestra Senora de la Esperanza, S.A., a Spanish corporation, for approximately $2.4 million in cash. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $1.7 million (using the exchange rate in effect at the date of purchase).

      On October 15, 1998, USPI purchased a 70% interest in the assets used to operate the University Surgical Center in Winter Park, Florida (Assets) for approximately $5.7 million in cash and assumed approximately $200,000 of liabilities of University Surgical Center, Inc (Seller), an unrelated Florida corporation. The Assets were then contributed to a newly formed Florida limited partnership, University Surgery Center, Ltd (limited partnership) in exchange for general and limited partnership interests. The Seller contributed the remaining 30% of assets to the Limited Partnership in exchange for its 30% limited partnership interest. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $5.2 million.

      On October 16, 1998, USPI purchased, through USPE, 100% of the issued and outstanding stock of Clinica Sagrado Corazon, S.A., a hospital and Spanish corporation, and interests ranging from 55% to 100% in ten related companies providing a variety of medical services,

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      for approximately $27.5 million in cash. The total purchase price was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $17.8 million (using the exchange rate in effect at the date of purchase).

      On November 5, 1998,USPI purchased, through USPE, 62% of the issued and outstanding stock of Instituto Policlinico Santa Teresa, S.A., a hospital and Spanish corporation, which also owns 60% of Resonancia Nuclear Magnetica, S.A., a Spanish corporation that provides magnetic resonance imaging services. The total purchase price of approximately $8.8 million was allocated to the purchased assets and liabilities based on their estimated fair values and exceeded the fair value of the net assets acquired by approximately $5.3 million (using the exchange rate in effect at the date of purchase).

      On December 18, 1998, USPI entered into an asset purchase agreement to purchase certain management agreements related to the operations of five ambulatory surgery centers located in the Dallas and Ft. Worth, Texas metropolitan area (HealthFirst Transaction). In addition. USPI acquired a 20% interest in two of the five ambulatory surgery centers (Equity Centers). The total cost of $8.2 million, all paid to unrelated parties, exceeded the fair value of the identifiable net assets acquired by $7.6 million of which $5.5 million was allocated to the management agreements and $2.1 million was allocated to goodwill. USPI is also obligated to offer (the Buyup) to purchase newly issued partnership units that would increase USPI's ownership interest by 40% in each of the Equity Centers at a price based upon the financial performance of the centers. Successful completion of any or all of the Buyup further obligates USPI to make additional payments to the parties who sold USPI the equity interests.

      The terms of certain of USPI's acquisition agreements provide for additional consideration to be paid to or received from the seller based on certain financial targets for the acquired facilities. The potential for additional consideration ranged from USPI receiving a return of $1 million of amounts previously paid to the sellers to a maximum of USPI paying up to an additional $5.5 million. Additional consideration paid or received, if any, will be paid or received in cash and will be recorded as an increase or decrease to goodwill at the time of payment or receipt. There were no payments made or received under the agreements during 1998.

      The acquisitions of majority interests referred to above were accounted for under the purchase method of accounting, and accordingly, the accompanying statement of operations and comprehensive income (toss) does not include any revenues or expenses related to these acquisitions prior to the respective closing dates. The unconsolidated ownership interests acquired are accounted for under the equity method of accounting. Following are the

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      unaudited pro forma results for the year ended December 3l, 1998 as if the consolidated acquisitions occurred on February 27, 1998 (inception):

            Net operating revenues                       $43,629,439
            Net loss, before income taxes                 (3,538,691)

      These unaudited pro forma results have been prepared for comparative purposes only. The pro forma results do not purport to be indicative of the results of operations which would have actually resulted had the acquisitions been in effect on February 27, 1998, nor are they necessarily indicative of the results of operations that may be achieved in the future.

(3)   Intangible Assets

      At December 31, 1998, intangible assets consisted of the following:

                                               Estimated
                                               useful lives
                                               ------------
      Goodwill                                 25 years       $ 40,388,455
      Management contracts                     5--17 years       5,471,107
      Non-compete contracts                    5 years             200,000

                                                                46,059,562
      Less accumulated amortization                              (485.321)
                                                              ------------

      Net intangible assets                                   $ 45,574.241
                                                              ============

(4)   Property and Equipment

      At December31, 1998, property and equipment consisted of the following:

                                               Estimated
                                               useful lives
                                               ------------
      Land and land improvements                   --           $    738,000
      Buildings and leasehold improvements        7--50 years     28.612.582
      Equipment                                   3--12 years      9,071.272
      Furniture and fixtures                      4--20 years      3,666,121
                                                                ------------
      Construction in progress                     --                 23,138
                                                                ------------

                                                                  42,111,113
                                                                ------------
      Less accunmulated depreciation
                                                                  (1,529,802)
                                                                ------------

                  No property and equipment                     $ 40,581,311
                                                                ============

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

 (5)      Notes Receivable from Employees

         Notes receivable from employees resulted from purchases of common stock by employees. Accordingly, the notes are presented in the consolidated balance sheet as a deduction from stockholders' equity. Interest of 7% is due quarterly and principal payments are due May 1, 2002. Payment of the principal shall accelerate in the event of termination of employment, an initial public offering of common stock by the Company, or a change in control of the Company, as defined.

(6)      Long-term Debt

         Long-term debt consisted of the following at December31:

                                                                           1998
                                                                           ----
         Lines of credit with banks, unsecured, variable rates
            of interest ranging from MIBOR pIus 1% to M1BOR
            plus 3%.                                                $ 1,169,000
         Credit facilities with banks, unsecured, interest on
            fixed rate facilities ranging from 5.1% to 9.5% and
            interest on variable rate facility at MIBOR plus 0.85%.
            Substantially all principal due on September 30, 1999.    1,684,000
         7% Senior subordinated notes, subordinated to all senior
            indebtedness, due April 30, 2008, interest payable
            annually beginning April 30, 2000.                        1,493,337
         Loans due to the former owners of two subsidiaries,
            unsecured. Interest ranging from MIBOR plus 0.5% to
            MIBOR plus 1.5%. interest and principal due at
            maturity dates of October 2, 1999 and December
            31. 2001, respectively                                    2,103,000
         5.25% Mortgage note, payable in monthly installments
            of $21,350, including principal and interest with
            remaining principal due August 5, 2023, secured by
            land and building.                                        1,660,001)
         7.25% Mortgage note, payable in monthly installments
            of $27,000, including principal and interest with
            remaining principal due July 22, 200!. secured by
            land and building.                                          636,000
         Capital leases, secured by underlying equipment,
            interest ranging from 4,45% to 11.75%.                    1,889,851
         Other                                                        1,040,308
                                                                     11,675,496
            Less current portion                                     (4,437,107)
                                                                    -----------
                  Long-term debt, less current portion              $ 7,238,389
                                                                    ===========

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      The 7% senior subordinated notes are required to be repaid in the event of a change in control, as defined, MIBOR was 8 65% at December 31, 1998

      USPI has entered into a Securities Purchase Agreement which grants certain stockholders and note holders the right to obtain a specified amount of additional 7% senior subordinated notes aggregating not more than $20,120,000 in principal of which $1,493,337 had been issued at December 31, 1993.

      The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1998 are as follows: 1999, $4,437,107; 2000, $3,079,219; 2001, $1,241,833; 2002, $619,000; 2003; $350,000; thereafter,
      $1,950,337.

(7)   Redeemable Preferred Stock, Series A and Series B

      The Company has authorized 3 1.200 shares of Series A redeemable preferred stock with a $.01 par value and authorized 2,716 shares of Series B redeemable preferred stock with a $.01 par value (collectively Preferred Stock). The Company may redeem some or all of the outstanding shares of preferred stock at any time for $1 000 per share plus accrued dividends The Company has a mandatory requirement to redeem all Preferred Stock on April 30, 2008 or upon an initial public offering of its common stock registered under the Securities Act of 1933, as amended, Additionally. preferred stockholders may choose to have their shares redeemed in the case of a change in control as defined. Shares of redeemed Preferred Stock are deemed retired. Preferred Stock has a stated liquidation preference of $1,000 plus accrued dividends and is senior to all common shares. Dividends are cumulative and accrue at an annual rate of $50 per share through April 30. 2000 and $75 per share thereafter. Accumulated dividends are non-interest bearing and accrue whether or not declared and whether or not funds are legally available for payment. As of December 31, 199$ the Company had issued 31,200 shares of Series A redeemable preferred stock for $31,200,000 and 2,716 shares of Series B redeemable preferred stock or $2,716,000, with accrued dividend; of $371,465 and $56,585, respectively.

      The holders of Series B redeemable preferred stock have the right at any time after the second anniversary of issuance to convert any such shares to Class A common stock. Each share of Series B redeemable preferred stock is converted by multiplying by I 000 with the result divided by the. greater of the base conversion price, currently $2 per share, or the fair market value of the Class A common stock, as determined by the Board of Directors.

(8)   Stockholders Agreement

      Employees and certain independent contractors holding common stock in the Company are bound by a Stockholders Agreement (Agreement), which restrict:; time to transfer or assign

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      Company common stock under certain circumstances and also contains certain repurchase rights,

      The Agreement terminates at the earlier of April 30. 2008. an initial public offering, the consummation of any salt. transfer or other disposition of substantially all the capital stock or assets of the. Company for cash, or with respect to any stockholder, the date on which such stockholder no longer owns any shares of capital stock.

(9)   Operating Leases

      The Company leases various office equipment and office space under a number of operating lease agreements, which expire at various times through the year 2008 Such leases do not involve contingent rentals, nor do they contain significant renewal or escalation clauses Office leases generally require the Company to pay all executory costs (such as property taxes, maintenance and insurance).

      Minimum future rental payments under noncancelable operating leases, with remaining terms in excess of one year as of December31, 1998, areas follows:

                        Years ended                    Operating
                        December 31,                     Leases
                        ------------                     ------

                            1999                      $ 1,260,007
                            2000                        1,269,850
                            2001                        1,239,420
                            2002                          868,292
                            2003                          872,092
                         Thereafter                     2,201,771
                                                      -----------
                                                      $ 7,711,432
                                                      ===========

      Total rent expense under operating leases was $538,792 for the period from February 27, 1998 (inception) through December31, 1998.

(10)  Related Party Transactions

      Several partners in a law firm that provides legal services to the Company are also partners in an entity that owns shares of the Company's stock. Legal 1~es related to those services were approximately $152,000 in 1998.

      A minority interest owner of HMT provided financial advisory services to USPE related to acquisitions. Fees related to these services were approximately $413,000 in 1998.

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      USPI has entered into agreements with certain majority and minority owned surgery center to provide management services. As compensation for these services, USPI charges time surgery centers management fees ranging from 5% to 7% of net revenues, as defined. Amounts accrued under these agreements totaled approximately $223,000 at December 31. 1998.

      The Company held a note receivable at December 31. 1998 in the amount of $903,000 from HMT. In May 1999 HMT settled the note. by (I) transferring $510 000 in equity securities to the. Company and (2) paying $393,000 in cash to USPE in exchange for USPE the remaining $393,000 obligation to the. Company

      USPI has an agreement with HMT to manage. its hospitals in Spain. Total costs incurred by USPI under this arrangement were $2 180 87 4 in 1998.

(11)  IncomeTaxes

Income tax benefit attributable to income consists of:

                                                    Current      Deferred
                                                    -------      --------
         Year ended December 31, 1998:
            U.S. Federal                         $        --   $        --
            State and local                      $        --   $        --
            Foreign                              $        --   $  (301,112)
                                                 -----------
         Net tax benefit                         $             $  (301,112)
                                                 ===========   ===========

Income tax benefit differed from the amount computed by applying the U.S. federal income tax rate of 34 percent to pretax income in fiscal year ending December 31, 1998 as follows:

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

                                                                   1998
                                                                   ----
            Computed "expected" tax benefit                        $(1,437,999)

            Increased (reduction) in income taxes resulting from:
                     Net operating loss carryforwards              20,944
                     Removal of 1% tax rate differential between
                        Spain and US                               (17,022)
                     Capitalized professional fees                 47,250
                     Goodwill                                      47,131
                     Increase in valuation allowance               362,166
                     Equity investment in foreign subsidiary       665,557
                     Other                                         10,861
                                                                   -----------
                              Total                                $ (301,112)
                                                                   ===========

      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 are presented below.

                                                                  1998
                                                                  ----
                     Deferred tax assets:
                        Net operating loss carryforwards          $540,458
                        Organization costs due to difference in   33,606
                          amortization lives
                         Basis difference in Start up Costs       155,383
                         Spanish Tax Credit                       518,112

                               Total deferred tax assets          1,247,559

                     Less valuation allowance                     (576,390)
                                                                  ---------
                               Net deferred tax assets            $671,169
                                                                  ========

                     Deferred tax liabilities:
                         Basis difference of acquisitions         $3,886,000
                         Capital Leases                           173,000
                         Unrealized gains                         82,000
                         Other                                    17,057
                                                                  ------

                               Total deferred tax liabilities     $4,158,057
                                                                  ==========

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. At December 31, 1998. USPI had net operating loss carryforwards for federal income tax purposes of $1,019,294, which arc available to offset Future federal taxable income, if' any, through 2018. In addition, USPI has $570,289 of net operating loss carryforwards. which are only available to reduce future federal taxable income related to the Health Horizons. Inc. acquisition. The valuation allowance which primarily reserves the net operating loss carryforwards. was increased by $362,166 during the period.

(12)  Stock Option Plan

      On April 30, 1998, USPI adopted a stock option plan (the Plan) pursuant to which USP's Board of Directors may grant non-qualified or incentive stock options to selected employees, officers, and directors of the Company. The Plan authorizes grants of options to purchase up to 3.250.1)00 shares of par value $01 common stock. The Board of Directors or a designated committee shall have the sole authority to determine which employees receive grants, the type of grant to be received,. vesting period and all other option terms. Incentive stock options granted have an option price no less than 100% of the fair market value of time common stock on the date of grant with the term not to exceed ten years.

      At December 31, 1998, there were 966,700 shares available for grant under the Plan. The per share weighted-average fair value of stock options granted during 1998 was $0.85 on the date of grant using the Black Scholes option-pricing model, excluding a volatility assumption, with the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 6%, and an expected life of five years.

      USPI applies APB Opinion No. 25 in accounting for its Plan whereby options are granted at a price equal to the fair market value of the underlying stock on the date of grant. Accordingly, no compensation cost has been recognized for stock options granted in the accompanying financial statements. Had USPI determined compensation cost based on the fair value at the grant date for its stock options under SEAS No. 123, USPI's net loss would have resulted in the pro forma amounts indicated below:

                                          1998
                                          ----
            Net loss    As reported       $(3,928,298)
                        Pro Forma         (4129,306)

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

Stock option activity during 1998 was as follows:

                                                                       Weighted-
                                                                       Average
                                                          Number of    Exercise
                                                          Shares       Price
                                                          ------       -----
           Balance at February 27, 1998 (inception)               --   $   --
                 Granted                                   2,283,300     2.80
                 Exercised                                                 --
                 Forfeited                                                 --
                 Expired                                                   --
           Balance at December 31, 1998                    2.283,300   $ 2.80
                                                           ---------   ------

      At December 31. 1998, the range of exercise prices and the weighted-average remaining contractual life of outstanding options were $2.00 - 55,00 and 9.6 years. respectively.

      At December 31, 1998, the number of exercisable options was 235,660 with a weighted average exercise price of $2.00.

(13)  Segment Disclosures

      The Company has adopted Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS 131). SEAS 131 establishes standards for reporting information about operating segments in annual financial statements. The Company's business is the operation of hospitals, outpatient surgical centers and related businesses in the United State?'and Europe. The Company's chief operating decision maker, as that term is defined in the accounting standard, regularly reviews financial information about its hospitals and surgical centers for assessing performance and allocating resources both domestically and abroad. Accordingly, the Company's reportable segments consist of (1) U.S. based facilities and (2) European facilities.

            1998             U.S.            Europe        Total
            ----             ----            ------        -----
            Total revenues   5$ 1.920.071    18,652,000    20,572,071
                             ------------    ----------    ----------
            Operating loss   $ (1,849,844)   (2,380,874)   (4,230.718)
                             ------------    ----------    ----------
            Total assu.ts    $ 43,142,402    81,650,000    124,792,402
                             ------------    ----------    ----------

(14)  Commitments and Contingencies

      (a) Acquisition

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

            On December 4. 199$. USPI entered into certain agreements with time shareholders of Day-Op Center of Long Island. Inc. (Day-Op Center) and Day-Op Management Company, Inc. (Day-Op Management), which arc awaiting regulatory approval State of New York. These agreements provide for the acquisition, by a newly created, wholly-owned subsidiary of USPI. of 100% of the common stock of Day-Op Management and certain tangible assets of Day-Op Center. in addition, USPI and the shareholders of Day-Op Center entered into a Consulting and Administrative Agreement by which the newly created subsidiary of USPI would provide certain administrative services to Day-Op Center in exchange for a monthly service 6e.

            These agreements, upon approval by the State at' New York. would become effective retroactive to December 1, 1998. No amounts or activity with respect to these pending agreements have been recognized in the accompanying financial statements. Approximately $13.1 million is being held in escrow pending state approval and is treated as restricted cash in the accompanying balance sheet.

      (b)   Financial Guarantees

            As of December 31. 1998, USPI had issued guarantees aggregating 53.9 million on borrowings of unconsolidated affiliated companies. No amount has been accrued USPI's obligation tinder these guaranty arrangements.

            As of December 31. 1998, USPE had issued guarantees on certain acquisitions in the amount of $2.1 million. Short-term investments of approximately $722,000 and other long-term investments of approximately $1.1 million at December 31, 1998 have been pledged as security for these guarantees. USPE has also received guarantees in the amount of $2.9 million from the sellers of certain acquisitions regarding potential liabilities at the date of acquisition.

      (c)   General and Professional Liability

            In its normal course of business, the Company is subject to claims and lawsuits relating to patient treatment. The Company believes that its liability for damages resulting from such claims and lawsuits is adequately covered by insurance or is adequately provided for in its consolidated financial statements.

(15)  Subsequent Events

      On February 1, 1999, the Company acquired, for $400,000 in cash, a 50% interest in Texas Health Ventures Group L.L.C. (THVG I) which held ownership interests in ont operational surgery center and three surgery centers under development in the Dallas I Fort Worth, Texas

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      metropolitan area. THVG is a limited liability company which facilitates the joint management and development by the Company and Baylor Health System (Baylor) of ambulatory surgery centers On April 5 1999 and June 30, 1999 the Company issued 7% senior subordinated notes totaling $9.0 million and $9.6 million, respectively, bringing the total issued and outstanding senior subordinated debt under the Securities Purchase Agreement to approximately $20.1 million.

      In May 1999, the Company acquired a 70% interest in USP Dermoestetica, S.L. for $1.6 million in cash. During April 1999 and May 1999, the Company made stock purchases totaling an additional 26% interest in Instituto Policlinico Santa Teresa, S.A.

      On June 1, 1999, the Company entered into an additional ambulatory surgery joint venture with Baylor by contributing its equity investments and management agreements acquired in the December 1998 HealthFirst Transaction to a newly created limited liability company, THVG I HealthFirst, L.L.C. (THVG 2). In exchange for its contribution to TFIVG 2, the Company received a 51% ownership interest in THVG 2. Baylor contributed 100% of the assets of two operational surgery centers to THVG I, in exchange for receiving a 49% ownership in THVG 2 as well as convertible subordinated notes payable from the Company in the amount of $3.3 million. The joint venture agreements for THVG I and THVG 2 have noncompete clauses and provide for shared management services and fees.

      On June 29, 1999, the Company entered into a credit agreement with Chase Bank of Texas. NA. which provides the Company with the ability to borrow up to $25 million. The agreement and any borrowings thereunder mature June
      30. 2001. Repayment of the loans is guaranteed by time Company s largest shareholder As of September I 1999 $21 7 million of borrowings were outstanding under the credit agreement.

      On June 30, 1999, the Company acquired 100% of the stock of Texas Outpatient Surgicare Center, Inc. (TOPS GP), a Texas corporation that is the general partner with a 63% ownership interest in TOPS Specialty Hospital. Ltd. (TOPS), a Limited Partnership that operates a surgical hospital in Houston, Texas. Concurrent with its acquisition of TOPS OP. USPI also facilitated the acquisition by TOPS OP of an additional 31% interest in TOPS. In connection with the acquisition of the additional limited partner interests, USPI issued warrants to purchase 45,000 shares of its common stock at an exercise price of $4.00 per share in exchange for noncompete agreements with the selling limited partners. Subsequent to these transactions, TOPS borrowed $15 million, guaranteed by USPI. TOPS OP subsequently sold limited partner interests representing approximately 25% ownership of TOPS. Total net cash consideration paid by USPI for these acquisition transactions was approximately $11 million. As a result of these transactions, USPI owns 100% of TOPS GP, which in turn owns approximately 69% of TOPS.

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                                December 31, 1998

      On July 1, 1999, the Company acquired 100% of time assets used to operate Warner Park Surgery Center in Chandler. Arizona for approximately $5.1 million in cash.

      On August I, 1999, the Company invested an additional $2.7 million in cash in THVG 2, which acquired additional ownership in one of the two operational surgery centers in which it had previously invested, increasing THIVG 2's ownership interest in the center from 20% to 40%.

      On September I, 1999, the Company acquired 100% of the assets used to operate two ambulatory surgery centers in the Houston metropolitan area, for approximately $12 million in cash.

See accompanying notes consolidated financial statements

                  United Surgical Partners International, Inc.
                        Consolidated Balance Sheet as of
                                   December-99

                                                                         Dec-99
                                                                         Actual
ASSETS
Current assets
Cash and cash equivalents                                         $  16,905,194
Short-term investments                                                  859,644
Accounts receivable, net                                             12,114,148
Due from affiliates                                                   1,645,009
Other receivables                                                      1729,406
Short-term notes receivable                                               4,757
lnventories                                                           2,597,157
Prepaid expenses                                                      1,571,621
                                                                  -------------
     Total current assets                                            37,426,937

Property, plant and equipment
Land                                                                  2,571,027
Buildings and improvements                                           28,678,318
Equipment                                                            25,715,344
Furniture and fixtures                                                3,570,260
Construction in progress                                              1,648,891
Accumulated depreciation                                            (11,631,310)
                                                                  -------------
   Total property, plant and equipment                               50,552,529

Other noncurrent assets
Investment in subsidiaries                                            8,170,173
Financial long-term investment                                        1,034,774
Intangible assets                                                    72,741,140
Long-term notes receivable                                               19,033
Other assets                                                          1,060,392
                                                                  -------------
Total other noncurrent assets                                        83,025,512
                                                                  -------------
 Total assets                                                     $ 171,004,978
                                                                  =============

LIABILITIES AND EQUITY
Current liabilities
Accounts payable                                                  $   9,140,642
Accrued salaries and benefits                                         1,438,822
Short-term debt                                                       1,566,252
Current portion of long-term debt                                     5,424,842
Other current liabilities                                             9,486,092
                                                                  -------------
     Total current liabilities                                       27,056,649

Noncurrent liabilities
Long-term debt                                                       40,971,776
Subordinated debt                                                    23,407,232
Redeemable preferred stock                                           33,916,000
Deferred gain/revenue                                                 1,258,334
Other noncurrent liabilities                                          1,906,661
                                                                  -------------
     Total noncurrent liabilities                                   101,460,002

Minority interests                                                    6,040,863

Equity
Common stock & paid-in capital                                       56,057,536
Receivable from shareholders                                         (1,103,887)
Treasury stock                                                         (343,750)
Retained earnings                                                   (10,981,395)
Translation                                                          (7,181,040)
                                                                  -------------
     Total equity                                                    36,447,463
                                                                  -------------
         Total liabilities and equity                             $ 171,004,978
                                                                  =============

See accompanying notes consolidated financial statements

                  United Surgical Partners International, Inc.
                          Consolidated Income Statement
                                   December-99
                         (Variances are better/(worse))

                                                                   Year-to-date
REVENUE
Hospital revenue, net of deductions                                $ 50,095,895
ASC revenue, net of deductions                                       12,591,556
Other patient service revenue, net of deductions                        587,128
                                                                   ------------
    Total patient revenue                                            63,274,579

Administrative revenue                                                3,607,500
Management fee income                                                 1,494,514
Equity in earnings (loss) of affiliates                                (236,874)
Other revenue                                                         1,946,251
    Total other revenue                                               6,811,392

      Total revenue                                                  70,085,971

EXPENSES
Staffing and benefits                                                21,595,517
Supplies                                                             14,102,125
Purchased services                                                    3,061,969
Non-medical supplies and expenses                                     1,919,447
Professional fees                                                     6,169,096
Other operating expenses                                              8,373,713
                                                                   ------------
    Facility operating expenses                                      55,221,867

    Facility EB1TDA                                                  14,864,104

Corporate G&A                                                        10,884,533

    EBITDA                                                            3,979,571

Depreciation and amortization                                         7,037,882
Interest expense (income)                                             2,426,349
Other expense (income)                                                  177,931
    Total non-operating expenses                                      9,642,162

Minority interest expense (benefit)                                     (54,065)

    Pretax income                                                    (5,608,527)

Income taxes                                                          1,073,910
                                                                   ------------
    Net income                                                     ($ 6,682,437)

    EBITDA less minority interests                                    4,033,635

See accompanying notes consolidated financial statements

                     United Surgical Partners International
                      Consolidated Statement of Cash Flows
                      For the period ended December 31,1999

                                                                         Current         Year-to-date
                                                                         Month           ------------
                                                                         -----
Cash flows from operating activities:
Net income (loss)                                                        $ (2,691,233)   $ (6,682,436)

Adjustments to reconcile to cash provided by operating activities:
     Depreciation expense                                                     417,066       4,631,926
     Amortization expense                                                     341.694       2,401,686
     (Gain) loss on sale of equipment                                          35,543          34,756
     Equity in (earnings) loss of affiliates                                   10,326         236,874
     (Increase) decrease in accounts receivable                               943,531      (1,398,860)
     (Increase) decrease in other receivables                               1,164,789      (1,720,798)
     (Increase) decrease in invent5Ttbs                                      (203,154)        155,033
     (Increase) decrease in prepaid expenses and other assets                 319,231        (708,634)
     Increase (decrease) in accounts payable                                  207,793        (778,048)
     Increase (decrease) in accrued salaries & benefits                      (834,176)        395,684
     Increase (decrease) in accrued expenses                                  402,680       1,777,318
     Increase (decrease) in other liabilities                                1487,783       2,997,538
     Increase (decrease) in minority interest payable                         125,414        (389,571)
                                                                         ============================
                           Total adjustments                                4,418,520       7,228,838
                                                                         ============================
Net cash provided by (used in) operating activities                         1,727,286         546,401
                                                                         ============================

Cash flows from investing activities
(Purchases) sales of fixed assets                                          (2,190,398)     (9,850,049)
(Increase) decrease in investment in subsidiaries net of cash acquired     (1,900,580)    (53,681,519)
(Increase) decrease in financial investments                                       43         750,593
(Increase) decrease in notes receivable                                        89,409         625,024
(Increase) decrease in short-term investments                                  47,309         720,687
Net cash used in investing activities                                      (3,954,198)    (61,435,284)

Cash flows from financing activities
Proceeds (repayments) of short and long-term borrowings                      (181,992)     56,966,644
Purchase of treasury stock                                                         --         (17,500)
Proceeds from issuance of common stock                                         58,609         (57,641)
Proceeds from distributions of capital                                      1,566,929         506,052
                                                                         ============================
Net cash provided by (used in) financing activities                         1,443,547      57,397,554
                                                                         ============================
Effect of exchange rate changes on cash and intercompany debt                   2,256       2,115,811
                                                                         ============================
Net increase (decrease) in cash                                              (781,108)     (1,375,497)
Cash balance, beginning of period                                        $ 17,686,303      18,280,692
                                                                         ============================
Cash balance, end of period                                              $ 16,905,194      16,905,195
                                                                         ============================

See accompanying notes consolidated financial statements

                  United Surgical Partners International, Inc.
                   Statement of Changes in Stockholders Equity

                        -----------------------------------------------------------------------------------------------------------
                              Common Stock                                                 Retained     Cummulative
                        ----------------------                 Additional   Receivable     Earnings        Effect
Changes in Stockholder  Number of                Treasury        Paid          From        (Accum'd       Foreign
Equity                    Shares      Par Value    Stock       In Capital   Shareholder     Deficit)     Curr Transl        Totals
                        -----------------------------------------------------------------------------------------------------------
Balance as of
December 32, 1998       21,938,929   $219,390                  $46,966,455   $(1,050,000)  $ (4,298,958)  $  (104,285)   51,732,602
Net Income                                                                                   (6,682,437)   (7,056,755)   (6,682,437)
Effect of foreign
currency translation                                                                                                     (7,076,755)
Repurchase of common
stock                                                                                                                      (143,750)
Issuance of common
stock                     (162,500)                (343,750)                     200,000                                    268,606
Issuance of warrants       142,498      1,425                      521,068      (253,887)                                    45,000
accrue portion of
dividend payable
April 30, 2000                                                      45,000                                               (1,695,803)
Balance at
December 31, 1999       21,918,927   $220,815     $(343,750)   $(1,695,803)  $(1,103,887)  $(10,981,395)  $(7,181,040)  $36,447,463

                                     =========================================================    =================================
                                                Series A Redeemable Preferred Stock               Series B Redeemable Prferred Stock

      Classified as Debt                      WCAS                        Non-WCAS                             Non-WCAS
                                     Number
                                     of         Carrying
                                     Shares       Value      Number of Shares   Carrying Value    Number of Shares   Carrying Value
                                     =========================================================    =================================
Carrying value at December 31, 1998   30,000   $30,341,465              1,200       $1,230,000               2,716      $ 2,772,583
      Dividend Accrual                           1,500,000                              60,000                              135,800
                                               ===========                          ==========                          ===========
Carrying value at December 31, 1999            $31,841,465                          $1,290,000                          $ 2,908,383
                                               ===========                          ==========                          ===========

                                              =============
Stock Options Granted                         Total Options
                                               Outstanding
                                              =============

Outstanding at December 31, 1998                 2,313,000
      Year to date grants, net
      of cancellations                             398,000
                                              ============
Outstanding at December 31, 1999                 2,711,300
                                              ============

Unaudited -- for internal use only

See accompanying notes consolidated financial statements

                                  SCHEDULE 2.07

                     Events Subsequent to December 31, 1999

      1. See Schedule 2.04(b), which is incorporated herein by this reference.

      2. Effective February 1, 2000, Don Steen's salary was increased from $235,000 to $300,000.

      3. The Company has sold a total of 52,500 shares of its Common Stock, par value $.01 per share, pursuant to the Company's Stock Option Plan since December 31, 1999 at $4.00 per share,

      4. The Company has borrowed $1.5 million under its $25,000,000 Revolving Credit Agreement with Chase Bank of Texas since December 31, 1999.

See accompanying notes consolidated financial statements

                                  SCHEDULE 2.08

                                 Actions Pending

None.

See accompanying notes consolidated financial statements

                                  SCHEDULE 2,12

                                Title to Property

      1. Dexeus has an outstanding mortgage debt of approximately $1.9 million.

      2. Decatur Surgery Center, L.P. has granted a security interest in all of its assets to Compass Bank.

      3. TOPS Specialty Hospital, Ltd. has granted a security interest in substantially all of its real estate and personal property assets to Chase Bank of Texas.

      4, Several subsidiaries have equipment financing facilities with Copeleo Capital Corporation and other institutional lenders.

See accompanying notes consolidated financial statements

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                                AND SUBSIDIARIES

                                                                             Notes       Accumulated
                              Common Stock                  Additional    Receivable         Other
                              ------------       Par         Paid-in         from       Comprehensive   Accumulated
                                 Shares         Value        Capital       Employees        Income        Deficit         Total
                                 ------         -----        -------       ---------        ------        -------         -----
Balance, February 27, 1998
  (inception)                           --   $        --            --             --             --             --             --
Issuance of common stock        21,938,929       219,389    57,394,504     (1,050,000)            --             --     56,563,893
Accrued dividends on
  preferred stock                       --            --      (428,050)            --             --             --       (428,050)
Net loss                                --            --            --             --             --     (3,928,298)    (3,928,298)
Foreign currency translation
  adjustments                           --            --            --             --       (104,285)            --       (104,285)
                               -----------   -----------   -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1998      21,938,929   $   219,389    56,966,454     (1,050,000)      (104,285)    (3,928,298)    52,103,260
                               ===========   ===========   ===========    ===========    ===========    ===========    ===========

See accompanying notes to consolidated financial statements.

                                  SCHEDULE 2.14

                             Affiliated Transactions

None.

See accompanying notes consolidated financial statements

SCHEDULE 2.15

Brokers' or Finders' Fees

None.

See accompanying notes consolidated financial statements

SCHEDULE 3 03(d)

Certain Purchasers

None.

See accompanying notes consolidated financial statements

SCHEDULE 3.05

Brokers' or Finders' Fees

None.

See accompanying notes consolidated financial statements


                                       1
>